Exhibit 10.10

CONSTRUCTION LOAN AGREEMENT

This Construction Loan Agreement (the “AGREEMENT”) is dated as of the 24th day of April, 2008, and is by and among HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered at Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the other financial institutions which are or may become a party to this AGREEMENT in accordance with the terms of this AGREEMENT and listed in Exhibit H to this AGREEMENT.

WHEREAS, BORROWER has requested BANKS to lend to BORROWER up to the sum of Fifty Million Four Hundred Thousand and No/100 Dollars ($50,400,000.00) (the “CONSTRUCTION LOAN”), for the purpose of partially funding the cost of the construction of an ethanol plant on the real estate described in Exhibit F attached hereto and by this reference made a part hereof (together with all property encumbered by the MORTGAGE or otherwise constituting  collateral for the LOANS, the “PROPERTY”) together with a Five Million and No/100 Dollars ($5,000,000.00) revolving line of credit (“REVOLVING LOAN”), up to Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00) to support the issuance by FNBO of Letters of Credit, and SWAP CONTRACTS with an additional exposure to FNBO.  The foregoing may be collectively referred to in this AGREEMENT as the “LOANS” and singly referred to as a “LOAN”.

WHEREAS, BANKS are willing to provide such LOANS to BORROWER upon the terms and conditions herein set forth.

SECTION 1 Definitions.

1.1           “ADJUSTED EBITDA” means EBITDA less taxes, less capital expenditures and less TAX DISTRIBUTIONS and other distributions permitted under this AGREEMENT, in each case for the applicable reporting period.

1.2           “ADMINISTRATIVE AGENT” means FNBO in its capacity as administrative agent for the BANKS hereunder, and any successor to FNBO in such capacity.

1.3           “AGENT” means collectively, the ADMINISTRATIVE AGENT and COLLATERAL AGENT.

1.4           “ASSIGNMENT OF CONSTRUCTION CONTRACT” means the assignment of that certain Lump Sum Design-Build Agreement (as amended, the “CONSTRUCTION CONTRACT”) between BORROWER and Fagen, Inc. (the “DESIGN-BUILDER”) dated September 28, 2006 for construction of the PROJECT in accordance with PLANS applicable thereto as amended by those certain First Amendment to Lump Sum Design-Build Agreement, Second Amendment to Lump Sum Design-Build Agreement, Third Amendment to Lump Sum Design-Build Agreement and Fourth Amendment to Lump Sum Design-Build Agreement, by which BORROWER assigns, as additional security for repayment of the OBLIGATIONS, BORROWER’s interest in the CONSTRUCTION

CONTRACT in a form acceptable to COLLATERAL AGENT, and pursuant to which BORROWER collaterally assigns to COLLATERAL AGENT all other construction contracts relating to the PROJECT, including, but not limited to the construction of the water treatment facility, administration building, railroad spur and other improvements relating to the PROJECT.

1.5           “BANKS” means collectively the financial institutions which are or become a party to this AGREEMENT and agree to make the LOANS to BORROWER, with any one of the BANKS individually referred to as a “BANK”.

1.6           “BANKING DAY” means a day on which ADMINISTRATIVE AGENT is open for substantially all of its business. “EURODOLLAR BUSINESS DAY” means a BANKING DAY on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

1.7           “BOND DEBT” means the indebtedness of BORROWER under those certain $15,180,000 City of Lamberton, Minnesota Solid Waste Facilities Revenue Bonds, Series 2008A (Highwater Ethanol, LLC Project), evidenced by a Lease Agreement between BORROWER and the City of Lamberton, Minnesota (the “CITY”) (the “BOND LEASE”) dated as of April 1, 2008, with the bonds constituting the BOND DEBT issued pursuant to a Trust Indenture dated as of April 1, 2008 (the “BOND INDENTURE”) between the BOND TRUSTEE and the BOND ISSUER.

1.8           “BOND COLLATERAL” means the LIENS granted by BORROWER to the BOND ISSUER to secure the BOND DEBT on BORROWER’s property and assets described in a Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of April 1, 2008 on the PROJECT (“BOND MORTGAGE”), and a Security Agreement (“BOND SECURITY AGREEMENT”) and related financing statements and control agreements, all executed by BORROWER in favor of the BOND TRUSTEE.

1.9           “BOND DOCUMENTS” means collectively the BOND LEASE, BOND INDENTURE, BOND MORTGAGE, BOND SECURITY AGREEMENT, financing statements naming the BOND TRUSTEE as Secured Party and BORROWER as Debtor and describing the BOND COLLATERAL, control agreements, that certain Continuing Disclosure Agreement dated as of April 1, 2008 between BORROWER, the BOND TRUSTEE and April 1, the Bond Underwriter, that certain Private Placement Memorandum dated April 1, 2008, and the other Bond Documents as defined in the INTERCREDITOR AGREEMENT.

1.10         “BOND ISSUER” means the City of Lamberton, Minnesota.

1.11         “BOND TRUSTEE” means U.S. Bank National Association, the trustee of the BONDS under the BOND INDENTURE.

1.12         “BORROWING BASE” means the lesser of:

(i)         $5,000,000.00,

 or

(ii)        The aggregate of (i) 75% of BORROWER’s corn inventory at the lesser of cost or current market value on the date reported to AGENT less all accounts payable for such corn inventory, plus (ii) 75% of the amount of BORROWER’s Ethanol and Distillers Grains Accounts aged thirty (30) days or less, excluding any such Accounts reasonably deemed ineligible by BANK, plus (iii) 75% of BORROWER’s Finished Goods-Ethanol and Distillers Grains Inventory (both wet and dry), valued at the lower of cost or current market value on the date reported to AGENT, plus (iv) 75% of the amount of BORROWER’s USDA Commodity Credit Corporation Bioenergy Program Accounts or payments due BORROWER aged less than one hundred twenty (120) days, excluding any such Accounts or payments reasonably deemed ineligible by AGENT, plus (v) 100% of the positive balance of BORROWER’s hedging accounts pledged to, and subject to a perfected security interest in favor of, COLLATERAL AGENT, valued at fair market value on the date of reporting and less (v) the negative balance of BORROWER’s hedging accounts pledged to, and subject to a perfected security interest in favor of, COLLATERAL AGENT.

1.13         “CLOSING” shall mean the date on which ADMINISTRATIVE AGENT receives this AGREEMENT, executed by BORROWER and the BANKS, together with the CONSTRUCTION NOTES, the REVOLVING NOTES and the other LOAN DOCUMENTS which must be delivered by the CLOSING as provided for in this Agreement.

1.14         “COLLATERAL AGENT” means FNBO in its capacity as collateral agent and COLLATERAL AGENT for the BANKS hereunder, and any successor to FNBO in such capacities.

1.15         “COMMITMENTS” means with respect to each BANK, as applicable, such BANK’s respective amount of each LOAN, as applicable, committed to BORROWER by such BANK under this AGREEMENT, which COMMITMENTS for each BANK are listed in Exhibit H to this AGREEMENT.

1.16         “CONSTRUCTION LOAN TERMINATION DATE” means the earlier of (i) February 26, 2010, or (ii) such earlier date upon which BANKS’ commitment to make a disbursement under the CONSTRUCTION LOAN is terminated in accordance with the terms of the CONSTRUCTION NOTES or this AGREEMENT and the outstanding balance of the CONSTRUCTION LOAN became due and payable in full.

1.17         “COMPLETION DATE” means the earlier of February 26, 2010, or the date ADMINISTRATIVE AGENT determines following a proper inspection and in the exercise of ADMINISTRATIVE AGENT’s reasonable discretion, that the PROJECT has been completed in accordance with the PLANS.

1.18         “CONSTRUCTION NOTES” means the promissory notes executed and delivered by BORROWER to each BANK substantially in the form of Exhibit A evidencing borrowings under the CONSTRUCTION LOAN up to an aggregate maximum amount of Fifty Million Four Hundred Thousand and No/100 Dollars ($50,400,000.00).

1.19         “DEFAULTING BANK” means any BANK that (a) has failed to make any portion of the LOANS required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the ADMINISTRATIVE AGENT or any other BANK any other amount required to be paid by it hereunder or under any LOAN DOCUMENT within one (1) BANKING DAY of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent, become the subject of a bankruptcy or insolvency proceeding or had its assets and/or control frozen or seized by the applicable banking regulators or other governmental agency.

1.20         “DRAW REQUEST” means forms acceptable to ADMINISTRATIVE AGENT to be submitted to ADMINISTRATIVE AGENT by BORROWER when an advance is requested under the CONSTRUCTION LOAN.

1.21         “EBITDA” means without duplication Earnings Before Interest, Taxes, Depreciation and Amortization, in each case during the applicable reporting period, all as determined in accordance with GAAP.

1.22         “EQUITY INTEREST” means, with respect to any PERSON, all of the shares of capital stock or units, shares or membership interests of (or other ownership or profit interests in) such PERSON, all of the warrants, options or other rights for the purchase or acquisition from such PERSON of shares of capital stock of (or other ownership or profit interests in) such PERSON, all of the securities convertible into or exchangeable for shares of capital stock or units, shares or membership interests of (or other ownership or profit interests in) such PERSON or warrants, rights or options for the purchase or acquisition from such PERSON of such shares, units or membership interests (or such other interests), and all of the other ownership or profit interests in such PERSON (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, units, membership interests, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

1.23         “EVENT OF DEFAULT” has the meaning provided for in Section 7 of this AGREEMENT.

1.24         “EXCESS CASH FLOW” means ADJUSTED EBITDA, less scheduled payments on the LOANS and scheduled interest payments due on the BOND DEBT, in each case for the applicable reporting period.

1.25         “FIXED CHARGE COVERAGE RATIO” means the ratio derived when comparing (i) ADJUSTED EBITDA to (ii) BORROWER’s scheduled payments on the principal and interest of the LOANS made during the applicable reporting period, excluding any principal repaid on the REVOLVING LOAN and LONG TERM REVOLVING NOTES.

1.26         “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of BORROWER referred to in Section 6.1 of this AGREEMENT and the

PROJECTIONS described in Section 5.7 of this AGREEMENT.  All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.

1.27         “INDEBTEDNESS” means, as to BORROWER, all indebtedness for borrowed money from any lender including long-term debt, short-term debt, the NEGATIVE TERMINATION VALUE of SWAP CONTRACTS, capital leases and the BOND DEBT.

1.28         “INDEPENDENT INSPECTOR” means the firm which will be retained by ADMINISTRATIVE AGENT, at BORROWER’s cost, to conduct on site inspections of the work-in-progress on the PROJECT, and to issue periodic reports to BANKS as to the progress of construction of the PROJECT and adherence to the PLANS.

1.29         “INTEREST PERIOD” means for the FIXED RATE NOTES, VARIABLE RATE NOTES, CONSTRUCTION NOTES, LONG TERM REVOLVING NOTES and REVOLVING NOTES a period of one (1) month; provided that:

1.29.1   subject to clause 1.29.2 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY; and

1.29.2   no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.

1.30         “LIBOR RATE” means, for each INTEREST PERIOD, the London Interbank Offered Rate for U.S. Dollar Deposits for such INTEREST PERIODS as quoted by the Bloomberg service as its LIBOR Rate Index or such other vendor chosen by ADMINISTRATIVE AGENT for the purpose of determining the London Interbank Offered Rate for U.S. Dollar Deposits for each INTEREST PERIOD.  ADMINISTRATIVE AGENT will tell BORROWER the current LIBOR RATE upon BORROWER’s request.  ADMINISTRATIVE AGENT may designate a substitute index after notifying BORROWER.  The LIBOR Rate is not necessarily the lowest rate charged by BANKS on their loans.  BORROWER understands that BANKS may make loans based on other rates as well.

1.31         “LOAN DOCUMENTS” means this AGREEMENT and each agreement or instrument referred to in Section 4 of this AGREEMENT which is executed by or on behalf of BORROWER to govern, evidence or secure the OBLIGATIONS.

1.32         “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the CONSTRUCTION NOTES, the CONSTRUCTION LOAN TERMINATION DATE, as to the REVOLVING PROMISSORY NOTES, April 24, 2009 as such date may be extended by the parties in writing, as to the FIXED RATE NOTES, the VARIABLE RATE NOTES, and as to the LONG TERM REVOLVING NOTES, a date which is five years subsequent to the CONSTRUCTION LOAN TERMINATION DATE, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date ADMINISTRATIVE AGENT has received (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

1.33         “MATERIAL ADVERSE EFFECT” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the construction, operation or performance of the PROJECT, (b) the business, operations, results of operations, financial condition, assets, or liabilities, of BORROWER, (c) the ability of BORROWER to perform any of its obligations under the LOAN DOCUMENTS and/or BOND DOCUMENTS, (d) the rights and remedies of BANKS under any of the LOAN DOCUMENTS or (e) the legality, validity or enforceability of any of the LOAN DOCUMENTS.

1.34         MARKETING AND RISK MANAGEMENT CONTRACTS” collectively means SUPPLY CONTRACTS and the contracts between BORROWER and third parties for the marketing and sale of ethanol products, the marketing and sale of distiller’s dried grains (“DDGS”), consulting services, engineering services, risk management, grain procurement, and commodity hedging accounts, as any of such agreements and contracts are amended, restated, supplemental or otherwise modified from time to time, all of which shall be assigned to the COLLATERAL AGENT and shall be subject to the reasonable approval of the ADMINISTRATIVE AGENT, and include, without limitation, that certain Distiller’s Grain Marketing Agreement dated October 11, 2007 between BORROWER and CHS, that certain Ethanol Fuel Marketing Agreement dated September 28, 2006 between BORROWER and Renewable Products Marketing Group, L.L.C., that certain Energy Management Agreement dated June 8, 2006 between BORROWER and U.S. Energy Services, Inc., that certain Continuous Services Agreement for Engineering Services dated April 25, 2006 between BORROWER and TransSystems Corporation and that certain Consulting Agreement and Authorization to Proceed dated May 4, 2006 between BORROWER and ETI-Earth Tech, Inc., as the foregoing may be amended, modified, extended or replaced.  “SUPPLY CONTRACTS” means all agreements and contracts related to the supply of input material for the operation of BORROWER’s business in effect presently and entered into from time to time hereafter, as any of such agreements and contracts are amended, restated, supplemental or otherwise modified from time to time, including, but not limited to that certain Grain Procurement Agreement dated July 25, 2006 between BORROWER and Meadowland Farmers Co-Op, and any amendments, modifications, extensions and replacements thereof.

1.35         “MAXIMUM AVAILABILITY” means the maximum principal amount on the LONG TERM REVOLVING NOTES available to BORROWER for borrowing on the date of determination (which shall initially be $5,000,000.00) as such MAXIMUM AVAILABILITY is reduced by (i) $125,000.00 on each REDUCTION DATE and (ii) the EXCESS CASH FLOW calculation provided for in Section 6.2.3 of this AGREEMENT on each EXCESS CASH FLOW REDUCTION DATE as defined in Section 6.2.3 of this AGREEMENT.

1.36         “MORTGAGE” means the Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed and delivered by BORROWER as grantor in favor of COLLATERAL AGENT as mortgagee and COLLATERAL AGENT for the BANKS, creating a first lien on the PROPERTY, a security interest in all of the personal property located on the PROPERTY and the collateral assignment of the BOND LEASE as security for payment of the OBLIGATIONS, and all modifications and amendments thereof.

1.37         “NEGATIVE TERMINATION VALUE” means, with respect to any SWAP CONTRACT of BORROWER, the amount (if any) that BORROWER would be required to pay if such SWAP CONTRACT were terminated by reason of a default by or other termination event relating to BORROWER, such amount to be determined on the basis of a good faith estimate made by ADMINISTRATIVE AGENT, in consultation with BORROWER.  The NEGATIVE TERMINATION VALUE of any such SWAP CONTRACT at any date shall be determined (i) as of the end of the most recent fiscal quarter ended on or prior to such date if such SWAP CONTRACT was then outstanding or (ii) as of the date such SWAP CONTRACT is terminated.  However, if an applicable agreement between BORROWER and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other SWAP CONTRACTS (if any exist) between BORROWER and such counterparty would also terminate and the amount (if any) payable by BORROWER would be a net amount reflecting the termination of all the SWAP CONTRACTS so terminated, then the NEGATIVE TERMINATION VALUE of all the SWAP CONTRACTS subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by BORROWER, determined as of the later of (i) the end of the most recently ended fiscal quarter or (ii)  the date on which the most recent SWAP CONTRACT subject to such netting was terminated.

1.38         “NET WORTH” means, as to BORROWER as of any date, total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables (other than those created by sale of goods) from a member and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with BORROWER); (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock or EQUITY INTERESTS in BORROWER, all as determined in accordance with GAAP; provided, however, (x) NET WORTH shall not include any debt due to BORROWER not acceptable to ADMINISTRATIVE AGENT in the exercise of its reasonable discretion, and (y) any TIF Grant funds actually received by BORROWER may be included in the determination of total assets.

1.39         “OBLIGATIONS” means the obligation of the BORROWER:

1.39.1  To pay the principal of, and interest on, the LOANS in accordance with the terms thereof, to pay any fees owed to ADMINISTRATIVE AGENT or BANKS under this AGREEMENT, and to satisfy all of its other liabilities to BANKS whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefore and including, but not limited to, any obligations under letter of credit agreements and SWAP CONTRACTS;

1.39.2  To repay to BANKS all amounts advanced by BANKS hereunder, under any other LOAN DOCUMENT (including, without limitation, any protective advance made under the MORTGAGE) or otherwise on behalf of BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER’s payment and performance of this AGREEMENT; and

1.39.3  To reimburse BANKS, on demand, for BANKS’ reasonable and necessary out of pocket expenses and costs, including the reasonable fees and expenses of counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the LOAN DOCUMENTS required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in this section of the AGREEMENT.

1.40         “PERMIT” or “PERMITS” means all licenses, consents, approvals, authorizations and permits of governmental authorities which BORROWER is required to obtain in connection with the PROJECT and operation of BORROWER’s business as contemplated following completion of the PROJECT, including but not limited to any of the foregoing related to ENVIRONMENTAL LAWS (including an air emissions permit and a national pollution discharge elimination system construction permit, each of which will allow BORROWER to operate its facilities at maximum capacity), zoning and land-use laws (including any requirement to obtain a special exception, if applicable), water use laws, waste disposal laws, laws requiring construction permits and occupancy certificates, and laws relating to construction and operation of above or below ground storage tanks, including without limitation the following:

1.40.1 An air emissions permit, which PERMIT will allow BORROWER after the COMPLETION DATE to operate the ethanol plant on the PROPERTY after construction of the PROJECT at maximum capacity;

1.40.2  All permits required in connection with the construction and operation of all above or below ground storage tanks included in the PLANS for the ethanol plant;

1.40.3  A National Pollution Discharge Elimination System Construction Permit for any storm water and/or waste water that is discharged during construction and after construction of the PROJECT; and

1.40.4  The other permits listed on Exhibit I attached hereto and incorporated herein by reference.

1.41         “PERSON” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, GOVERNMENTAL AUTHORITY, or other entity of whatever nature.  GOVERNMENTAL AUTHORITY means any federal, state, county, or local governmental department, commission, board, bureau, agency, authority, instrumentality or judicial or regulatory body or entity having or asserting jurisdiction as to any of the PROPERTY, the PROJECT or BORROWER, either during the construction of the PROJECT or the operation of the PROJECT following completion thereof, including courts of appropriate jurisdiction.

1.42         “PLANS” means collectively all of the plans, specifications and materials listing for the construction of the PROJECT, including but not limited to the plans, specifications and materials prepared by Fagen Engineering, LLC (“FAGEN ENGINEERING”) and DESIGN-BUILDER on behalf of BORROWER for the construction of the ethanol plant and certified to BANKS as the plans for the ethanol plant by the DESIGN-BUILDER, FAGEN ENGINEERING and BORROWER, all plans for the construction of the water treatment facility, and all surveys and plans prepared by Yaggy Colby Associates and all plans for the construction of the water line in the WATER EASEMENT area.

1.43         “PROJECT” means collectively the design and construction of BORROWER’s ethanol plant, administration building, water treatment facility and railroad spur, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS and the plans, specifications and materials listing relating to the administration building and railroad spur, to be constructed on the PROPERTY.

1.44         “REDUCTION DATE” means the date of any scheduled quarterly payment on the TERM LOANS as provided for in Section 2.5 below, on which dates the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTE shall reduce by $125,000.00.

1.45         “REQUIRED BANKS” means, at any time, ADMINISTRATIVE AGENT and any combination of BANKS (other than AGENT) whose COMMITMENTS in the LOANS aggregate at least fifty-one percent (51%) of the aggregate COMMITMENTS; provided, however, that the COMMITMENTS of any DEFAULTING BANK other than AGENT shall be excluded for purposes of making a determination of the REQUIRED BANKS.

1.46         “REVOLVING NOTES” means the promissory note of BORROWER to each BANK in the amount of such BANK’s COMMITMENT evidencing the REVOLVING LOAN described in Section 2.8 of this AGREEMENT, its renewals, modifications and extensions.

1.47         “SECURITY AGREEMENT” means the SECURITY AGREEMENT between BORROWER, as debtor, and COLLATERAL AGENT, as secured party and collateral agent for the BANKS, creating a first priority security interest in all of BORROWER’s assets, including general intangibles and payment intangibles, securing the OBLIGATIONS.

1.48         “SUBCONTRACTOR” means any person who contracts with the DESIGN-BUILDER, the general contractor of the administration building, the general contractor of the railroad spur, the general contractor of the water treatment facility, or the BORROWER to perform any work or supply any of the materials or equipment necessary to complete the PROJECT.

1.49         “SWAP CONTRACT” or “SWAP CONTRACTS” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc.  Provided, however, the term SWAP CONTRACT shall not, for the purposes of this AGREEMENT, include commodity hedging or commodity risk management contracts.  The term “commodity” includes ethanol, grain, natural gas and other traded commodities.

1.50         “TAX DISTRIBUTIONS” means cash distributions to each or any of BORROWER’s members in an amount equal to such member’s estimated combined federal, state and local tax liability, after application of all available federal, state and local tax credits allocable to such members, in respect of BORROWER’s income, gain and/or earnings, at the times permitted in accordance with Section 6.4.12 below.

1.51         “TERM NOTES” means collectively the FIXED RATE NOTES, VARIABLE RATE NOTES and LONG TERM REVOLVING NOTES to be executed by BORROWER in favor of each BANK up to the amount of each BANK’s COMMITMENT which evidence permanent financing to pay the CONSTRUCTION LOAN as described in Section 2.5 of this AGREEMENT, their renewals, modifications and extensions.

1.52         “TOTAL PROJECT COST” means the aggregate total cost to acquire the PROPERTY and construct the PROJECT, including all hard and soft costs, as shown in the TOTAL PROJECT COST STATEMENT.

1.53         “TOTAL PROJECT COST STATEMENT” means the budget detailing by category the TOTAL PROJECT COST to acquire the PROPERTY and construct the PROJECT in accordance with the PLANS, as attached hereto as Exhibit G, which has been approved by BANKS, as such TOTAL PROJECT COST STATEMENT may be modified, amended or supplemented by “CONSTRUCTION VARIANCE REPORTS” submitted by BORROWER to ADMINISTRATIVE AGENT in connection with a DRAW REQUEST.  The “CONSTRUCTION COST STATEMENT” shall be the portion of the TOTAL PROJECT COST STATEMENT applicable to the costs incurred under the CONSTRUCTION CONTRACT with the DESIGN-BUILDER.  The TOTAL PROJECT COST STATEMENT includes a “SOURCES AND USES OF FUNDS” which demonstrates the source of funds to be applied to the TOTAL PROJECT COST as shown in the TOTAL PROJECT COST STATEMENT.

1.54         “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, manager, employee or any person or entity related to or affiliated with BORROWER and prepayments), plus the amount available to BORROWER for drawing under the LONG TERM REVOLVING NOTES, less current liabilities.

1.55         “INTERCREDITOR AGREEMENT” means that certain Intercreditor Agreement between FNBO, in its capacity as ADMINISTRATIVE AGENT and COLLATERAL AGENT for the

BANKS and the BOND TRUSTEE relating to the relative priorities of the liens and security interests in the collateral for the LOANS and the BOND COLLATERAL.

SECTION 2 Amount and Terms of the LOANS.

2.1           CONSTRUCTION LOAN.  To the extent of their respective COMMITMENTS, each BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make, from time to time during the period from the date of execution of this AGREEMENT to and including the CONSTRUCTION LOAN TERMINATION DATE disbursements to BORROWER pursuant to that certain Disbursing Agreement dated of even date with this AGREEMENT among ADMINISTRATIVE AGENT, BORROWER, the TITLE COMPANY (as defined in Section 4.1.11 below) and Homestead Escrow and Exchange Company (the “DISBURSING AGREEMENT”), in an aggregate principal amount not to exceed the amount of the CONSTRUCTION LOAN for the sole purpose of paying approved construction costs of the PROJECT.  If, prior to the COMPLETION DATE, there is paid to ADMINISTRATIVE AGENT a third party payment (a grant payment, for example), which is applied to the CONSTRUCTION LOAN, BANKS will advance such amount, or a lesser sum, as in ADMINISTRATIVE AGENT’s reasonable discretion is necessary to complete the PROJECT.  Approved construction costs are costs actually incurred in connection with the construction of the PROJECT, which shall include but not be limited to costs of PERMITS, licenses, labor, supplies, materials, services, equipment, insurance premiums, real estate taxes and interest on disbursements, and ADMINISTRATIVE AGENT-approved operating costs of the PROJECT.  Construction costs do not include the cost associated with payment of lost profits connected with termination under Article 15 of the CONSTRUCTION CONTRACT.

2.2           The CONSTRUCTION NOTES.  The obligation of BORROWER to repay the CONSTRUCTION LOAN shall be evidenced by the CONSTRUCTION NOTES.  Notwithstanding any provisions of the CONSTRUCTION NOTES, interest shall be payable at the rate provided  below only on such portions of the CONSTRUCTION LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT and the DISBURSING AGREEMENT.

2.3           Interest on the CONSTRUCTION LOAN.  Prior to the CONSTRUCTION LOAN TERMINATION DATE, interest on the principal balance outstanding on the CONSTRUCTION LOAN shall accrue at a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  The interest rate on the CONSTRUCTION LOAN shall be set on the day of each advance under the CONSTRUCTION LOAN, and shall adjust on the 1st day of every month thereafter to a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  If the an advance on the CONSTRUCTION LOAN occurs on any day other than the first day of the month, then the one month LIBOR RATE shall be that one month LIBOR RATE in effect on the day of the advance.  After the CONSTRUCTION LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the CONSTRUCTION LOAN at a rate equal to the one month LIBOR RATE plus nine hundred fifty (950) basis points, adjusted as provided for above.

2.4           Repayment of the CONSTRUCTION NOTES.  Interest only shall be payable monthly on the CONSTRUCTION NOTES as more particularly provided for in the CONSTRUCTION NOTES.

All outstanding principal and accrued but unpaid interest shall be payable in full on the CONSTRUCTION LOAN TERMINATION DATE.

2.5         TERM LOANS.  The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of CONSTRUCTION LOAN TERMINATION DATE will be restated and said balance will be paid by the TERM NOTES substantially in the forms attached hereto as Exhibits B, C, and D, respectively, and are by this reference made a part hereof.  The TERM NOTES evidence the “TERM LOANS”.  The TERM NOTES shall be amortized on a ten (10) year basis and repaid over a five (5) year term as follows:

On the eighth (8th) day of every month, commencing one (1) month after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall pay to ADMINISTRATIVE AGENT, for the account of BANKS in accordance with their respective COMMITMENTS in the FIXED RATE LOAN, the scheduled principal payments shown in Schedule I, attached hereto and incorporated herein by reference.  In addition on the same day as the foregoing principal payments are due, BORROWER shall pay accrued and unpaid interest on the FIXED RATE LOAN.

In addition, on the eighth (8th) day of every month, commencing one (1) month after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall pay to ADMINISTRATIVE AGENT, for the account of BANKS in accordance with their respective COMMITMENTs in the LONG TERM REVOLVING LOAN and VARIABLE RATE LOAN, the scheduled principal payments shown in Schedule II attached hereto and incorporated herein by reference, plus accrued interest on the LONG TERM REVOLVING LOAN and VARIABLE RATE LOAN.  Such principal payment shall be applied pro rata to the principal balance of the VARIABLE RATE LOAN and LONG TERM REVOLVING LOAN.  In addition on the same day as the foregoing principal payments are due, BORROWER shall pay accrued and unpaid interest on the VARIABLE RATE LOAN and LONG TERM REVOLVING LOAN.  After the LONG TERM REVOLVING LOAN has been fully paid, such monthly principal payments shall be applied wholly to the VARIABLE RATE NOTES.

In addition, on each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of the LONG TERM REVOLVING NOTES, if any, the amount necessary to reduce the outstanding principal balance of the LONG TERM REVOLVING NOTES so that they are within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE.

All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on the LOAN TERMINATION DATE applicable thereto, if not sooner paid.

2.6         Interest on the TERM LOANS.  Prior to the applicable LOAN TERMINATION DATE, interest shall accrue on the TERM LOANS as follows:

(a).          FIXED RATE NOTES.  Interest on the principal balance outstanding on the FIXED RATE NOTES shall accrue at a rate equal to the greater of (i) the one month LIBOR RATE plus 300 hundred basis points or (ii) 4%.  The interest rate on the FIXED RATE NOTES shall initially be set on the date of the FIXED RATE NOTES, and shall adjust on the 1st day of every month thereafter to a rate equal to the greater of (i) the one month LIBOR RATE plus 300 basis points or (ii) 4%.  If the date of the FIXED RATE NOTES is a day other than the first day of the month, then the initial one month LIBOR RATE shall be that one month LIBOR RATE in effect on the date of the FIXED RATE NOTES.  After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the FIXED RATE NOTES at a rate equal to the one month LIBOR RATE plus nine hundred (900) basis points.

(b).          VARIABLE RATE NOTES.  Subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT and the minimum interest rate of 4%, interest on the principal balance outstanding on the VARIABLE RATE NOTES shall accrue at a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  The interest rate on the VARIABLE RATE NOTES shall initially be set on the date of the VARIABLE RATE NOTES, and shall adjust on the 1st day of every month thereafter to a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  If the date of the VARIABLE RATE NOTES is a day other than the first day of the month, then the initial one month LIBOR RATE shall be that one month LIBOR RATE in effect on the date of the VARIABLE RATE NOTES.  After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the VARIABLE RATE NOTES at a rate equal to the one month LIBOR RATE plus nine hundred fifty (950) basis points.

(c).          LONG TERM REVOLVING NOTES.  Subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT and the minimum interest rate of 4%, interest on the principal balance outstanding on the LONG TERM REVOLVING NOTES shall accrue at a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  The interest rate on the LONG TERM REVOLVING NOTES shall initially be set on the date of the LONG TERM REVOLVING NOTES, and shall adjust on the 1st day of every month thereafter to a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  If the date of the LONG TERM REVOLVING NOTES is a day other than the first day of the month, then the initial one month LIBOR RATE shall be that one month LIBOR RATE in effect on the date of the LONG TERM REVOLVING NOTES.  After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the LONG TERM REVOLVING NOTES at a rate equal to the one month LIBOR RATE plus nine hundred fifty (950) basis points.

2.7         LONG TERM REVOLVING NOTES.  Subject to the extent of their respective COMMITMENTS in the LONG TERM REVOLVING LOAN, BANKS agree to lend $5,000,000.00 to BORROWER pursuant to this facility (reducing on each REDUCTION DATE by $125,000.00 and reducing on each EXCESS CASH FLOW REDUCTION DATE by the amount of EXCESS CASH FLOW PAYMENTS allocated to the principal balance of the LONG TERM REVOLVING NOTES as provided for above).  On the date of such LONG TERM REVOLVING NOTES, the LONG TERM REVOLVING LOAN will be fully advanced.  ADMINISTRATIVE AGENT will credit proceeds of this revolving loan (“LONG TERM REVOLVING LOAN”) to BORROWER’s deposit account with COLLATERAL AGENT.

2.7.1        Subject to the terms hereof and their respective COMMITMENT, BANKS will lend BORROWER, from time to time until the LOAN TERMINATION DATE such sums as BORROWER may request by reasonable same day notice to ADMINISTRATIVE AGENT, received by ADMINISTRATIVE AGENT not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, the MAXIMUM AVAILABILITY in effect on the date of any requested advance.  BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the MAXIMUM AVAILABILITY or any lesser sum.

2.8         REVOLVING LOAN.  Subject to their respective COMMITMENTS in the REVOLVING LOAN, BANKS agree to lend $5,000,000.00 to BORROWER pursuant to this facility.  ADMINISTRATIVE AGENT will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with COLLATERAL AGENT.

2.8.1        Subject to the terms hereof and their respective COMMITMENTS, BANKS will lend BORROWER, from time to time until the LOAN TERMINATION DATE, such sums as BORROWER may request by reasonable same day notice to ADMINISTRATIVE AGENT, received by ADMINISTRATIVE AGENT not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, the lesser of (i) $5,000,000.00 or (ii) the amount available under the BORROWING BASE (the “REVOLVING LOAN COMMITMENT”).  BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the REVOLVING LOAN COMMITMENT or any lesser sum.  It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, as required in Section 6.1.9, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay ADMINISTRATIVE AGENT for application to the REVOLVING LOAN sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

2.9         THE REVOLVING NOTES.  The REVOLVING LOAN COMMITMENT shall be evidenced by REVOLVING PROMISSORY NOTES having stated maturity on the LOAN TERMINATION DATE applicable thereto, substantially in the form attached hereto as Exhibit E.

2.10       INTEREST ON THE REVOLVING NOTES.  Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT and the minimum interest rate of 4%, interest on the principal balance outstanding on the REVOLVING NOTES shall accrue at a rate equal to the greater of (i) the one month LIBOR RATE plus 350 hundred basis points and (ii) 4%.  The interest rate on the REVOLVING PROMISSORY NOTES shall initially be set on the date of the REVOLVING PROMISSORY NOTES, and shall adjust on the 1st day of every month thereafter to a rate equal to the greater of (i) the one month LIBOR RATE plus 350 basis points or (ii) 4%.  If the date of the REVOLVING PROMISSORY NOTES is a day other than the first day of the month, then the initial one month LIBOR RATE shall be that one month LIBOR RATE in effect on the date of the REVOLVING PROMISSORY NOTES.  After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the REVOLVING NOTES at a rate equal to the one month LIBOR RATE plus nine hundred fifty (950) basis points.  Interest on the REVOLVING PROMISSORY NOTES shall be paid monthly, in arrears.

2.11       LETTERS OF CREDIT.  FNBO will issue its letters of credit at BORROWER’s request, on BORROWER’s account, pursuant to FNBO’s customary policies and with its standardized documents, in amounts outstanding at no time exceeding $5,600,000 in the aggregate.

2.12       Payments and Prepayments.  All principal, interest and fees due under the OBLIGATIONS and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the payment due dates set forth in this AGREEMENT or the applicable NOTES (and with regards to fees, the due dates set forth in the periodic statements mailed to BORROWER by ADMINISTRATIVE AGENT) or FEE LETTER.  Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

On the occasion of any prepayment of the CONSTRUCTION NOTES or all TERM NOTES in full as a result of refinancing with a lender other than FNBO, BORROWER will pay to ADMINISTRATIVE AGENT, for the account of the BANKS in accordance with their respective COMMITMENTS, a prepayment fee calculated as follows:  If the prepayment occurs during the construction of the PROJECT or within the first three (3) years of the TERM LOANS, a fee of two (2%) percent of the original amount or exposure of the LOANS.

In the event that BORROWER pre-pays all of the FIXED RATE NOTES, BORROWER shall pay ADMINISTRATIVE AGENT a breakage fee sufficient to make BANKS whole for any expenses actually incurred by BANKS and/or ADMINISTRATIVE AGENT related to breaking fixed interest rates or contracted interest rates on the SWAP CONTRACT and any NEGATIVE TERMINATION VALUE of the SWAP CONTRACT arising out of such prepayment, which ADMINISTRATIVE AGENT shall apportion among the BANKS in accordance with their respective expenses actually incurred; provided, however, that no payment of EXCESS CASH FLOW shall result in any prepayment fee or interest breakage fee.

2.13       Fees.  BORROWER shall pay to ADMINISTRATIVE AGENT the fees and other amounts described and provided for in that certain fee letter of even date with this AGREEMENT between BORROWER and ADMINISTRATIVE AGENT (as it may be amended or modified and in effect from time to time, the “FEE LETTER”) in accordance with the terms of the FEE LETTER.

BORROWER agrees to pay ADMINISTRATIVE AGENT for the account of BANKS in proportion to their respective COMMITMENTS in the REVOLVING LOAN an unused commitment fee equal to 35 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and unused portion of the LONG TERM REVOLVING LOAN available at such time, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fees on same shall not begin accruing or be payable by BORROWER until the CONSTRUCTION LOAN TERMINATION DATE.  BORROWER shall pay ADMINISTRATIVE AGENT commitment fees equal to 1.75% per annum of issued and outstanding Letters of Credit issued at BORROWER’s request and on BORROWER’s account with such fee payable quarterly, together with such other fees as are consistent with FNBO’s then current International Trade Services Fee Schedule.

2.14         Appraisal.  ADMINISTRATIVE AGENT will obtain, at BORROWER’s expense, an appraisal of the PROJECT and PROPERTY providing values obtained by use of the cost approach, the income approach and the replacement cost approach.  If such appraisal shows that the outstanding CONSTRUCTION LOAN amount at that time exceeds the value of the PROJECT and PROPERTY as determined by the appraisal, using the replacement cost approach, then BORROWER shall, within thirty (30) days of notice by ADMINISTRATIVE AGENT and without penalty or premium, pay the difference between the outstanding CONSTRUCTION LOAN amount and the amount disbursed under the BOND INDENTURE and the appraised value amount of the PROJECT and PROPERTY as determined by such appraisal, and no further advances shall be made on the CONSTRUCTION LOAN thereafter until such time as the appraised value of the PROJECT and PROPERTY exceeds the CONSTRUCTION LOAN amount and the amount disbursed under the BOND INDENTURE.

2.15         Incentive Pricing.  The interest rate applicable to the REVOLVING LOAN, VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN is subject to reduction commencing six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, based on the most recent interim financial statements delivered by or on behalf of BORROWER to ADMINISTRATIVE AGENT; provided, however, that in no event shall the interest rate be less than 4%.  In the event that BORROWER maintains the following ratios, measured quarterly, the interest rate will be reduced accordingly:

If INDEBTEDNESS to NET WORTH is less than:	Interest rate will be:

1.25 : 1.00	LIBOR plus 350 basis points
1.05 : 1.00	LIBOR plus 325 basis points
0.85 : 1.00	LIBOR plus 300 basis points
0.65 : 1.00	LIBOR plus 275 basis points

SECTION 3 Disbursement Procedures.

3.1           Submission of DRAW REQUESTS.  BORROWER has submitted to ADMINISTRATIVE AGENT, and BANKS have approved, the TOTAL PROJECT COST STATEMENT.  Whenever BORROWER desires a disbursement under the CONSTRUCTION LOAN, which shall be no more often than three (3) times a month, unless ADMINISTRATIVE AGENT agrees otherwise, BORROWER shall submit to ADMINISTRATIVE AGENT a DRAW REQUEST, duly executed on behalf of BORROWER setting forth the information requested therein. Each  DRAW REQUEST shall be delivered to ADMINISTRATIVE AGENT at least ten (10) days before the date the disbursement is desired.  Upon receipt of each DRAW REQUEST, ADMINISTRATIVE AGENT shall promptly notify BANKS of the amount each BANK is required to fund of such DRAW REQUEST.  Not later than 11:00 a.m. (Omaha, Nebraska time) on the applicable payment date each BANK will make available to ADMINISTRATIVE AGENT in immediately available funds an amount equal to such BANK’s pro rata share based on such BANK’s COMMITMENT of the amount to be advanced to BORROWER pursuant to such DRAW REQUEST.  The failure of any BANK to fund its COMMITMENTS shall not relieve any other BANK from funding its COMMITMENTS (it being understood however that no BANK shall be responsible for the failure of any other BANK to fund its COMMITMENTS).  Unless the ADMINISTRATIVE AGENT shall have been notified by any BANK prior to a proposed funding date of any advance on any LOAN that such BANK will not make available to the ADMINISTRATIVE AGENT its portion of the borrowing proposed to be made on such date, the ADMINISTRATIVE AGENT shall assume that such BANK has made such amounts available to the ADMINISTRATIVE AGENT on such date and the ADMINISTRATIVE AGENT in its sole discretion may, in reliance upon such assumption, (but shall not be obligated to) make available to BORROWER a corresponding amount.  If such corresponding amount is not in fact made available to the ADMINISTRATIVE AGENT by such BANK and the ADMINISTRATIVE AGENT has made such amount available to BORROWER, the ADMINISTRATIVE AGENT shall be entitled to recover such corresponding amount on demand from such DEFAULTING BANK and, if such DEFAULTING BANK pays such amount (together with the interest noted below), then the amount so paid shall constitute such DEFAULTING BANK’s loan included in such borrowing.  If such DEFAULTING BANK does not pay such corresponding amount forthwith upon the ADMINISTRATIVE AGENT’s demand, the ADMINISTRATIVE AGENT shall be entitled to recover from such DEFAULTING BANK interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the ADMINISTRATIVE AGENT to BORROWER to the date such corresponding amount is recovered by the ADMINISTRATIVE AGENT, at an interest rate per annum equal to the greater of the federal funds rate determined by the ADMINISTRATIVE AGENT and a rate determined by the ADMINISTRATIVE AGENT in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to relieve any BANK from its obligation to fulfill its COMMITMENTS hereunder or be deemed to be a release or waiver of any other right or remedy the ADMINISTRATIVE AGENT and/or BORROWER may have at law or in equity for a DEFAULTING BANK’S failure to fund its COMMITMENT.  In the event any BANK fails to fund any portion of its respective COMMITMENT in a LOAN, then ADMINISTRATIVE AGENT will take such actions as ADMINISTRATIVE AGENT deems reasonable in its discretion to induce such DEFAULTING BANK to fund its COMMITMENT; provided, however, that no such action by ADMINISTRATIVE AGENT  shall be deemed to be a release or waiver of any rights or remedies BORROWER may have against such DEFAULTING BANK for failure to fund such DEFAULTING BANK’s COMMITMENT.

3.2           Amount of DRAW REQUEST.  Each DRAW REQUEST shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by BORROWER to the date of such

DRAW REQUEST for work performed or materials incorporated in the PROJECT as described in the PLANS, plus (ii) the cost of materials and equipment not incorporated in the PROJECT, but delivered to and suitably stored at the PROJECT site, plus (iii) prepayments for equipment when prepayment is required by the manufacturer or supplier or, with ADMINISTRATIVE AGENT’s prior written approval, when such prepayment results in a material financial benefit to BORROWER; plus (iv) any other hard or soft costs which are consistent with the TOTAL PROJECT COST STATEMENT approved by ADMINISTRATIVE AGENT, as modified or supplemented by any CONSTRUCTION VARIANCE REPORT approved by ADMINISTRATIVE AGENT, for which a disbursement under the CONSTRUCTION LOAN is available as demonstrated in the SOURCES AND USES OF FUNDS; less, (v) prior disbursements for such costs and from the CONSTRUCTION LOAN or BORROWER’s WORKING CAPITAL for such costs. Notwithstanding anything herein to the contrary, no disbursements for materials stored at the PROJECT site will be made by ADMINISTRATIVE AGENT unless BORROWER shall advise ADMINISTRATIVE AGENT of its intention to store materials prior to their delivery, and provide suitable security for such storage.  No advances on the CONSTRUCTION LOAN may be repaid and re-advanced.

3.3           Other Documents.  At the time of submission of each DRAW REQUEST, BORROWER shall submit or cause to be submitted to ADMINISTRATIVE AGENT the following:

3.3.1.       A written lien waiver from the DESIGN-BUILDER or other general contractor and each SUBCONTRACTOR for work done and materials supplied by it which were paid for pursuant to the next preceding DRAW REQUEST with copies of all invoices supporting the DRAW REQUEST.

3.3.2.       A document from BORROWER and DESIGN-BUILDER or other general contractor or SUBCONTRACTOR (as applicable), and if applicable, the INDEPENDENT INSPECTOR, requesting and/or approving payment of the relevant DRAW REQUEST.

3.3.3.       Such other supporting evidence as may be reasonably requested by ADMINISTRATIVE AGENT to substantiate all payments which are to be made out of the relevant DRAW REQUEST and/or to substantiate all payments then made with respect to the PROJECT.

3.3.4.       Subject to the provisions of Section 3.4 below, if BORROWER desires to reallocate funds from one budget category to another or modify, amend or supplement the TOTAL PROJECT COST STATEMENT, then BORROWER shall submit to ADMINISTRATIVE AGENT for ADMINISTRATIVE AGENT’s  approval a CONSTRUCTION VARIANCE REPORT showing the details of such reallocation, modification, amendment or supplement.  ADMINISTRATIVE AGENT may approve or disapprove of such CONSTRUCTION VARIANCE REPORT in ADMINISTRATIVE AGENT’s discretion, but ADMINISTRATIVE AGENT’s approval shall not be unreasonably withheld.

3.4           Cost Over Runs.  BORROWER agrees that all cost over runs on the PROJECT shall be paid solely by BORROWER and that BORROWER shall deliver additional funds to ADMINISTRATIVE

AGENT in accordance with Section 3.6 of this AGREEMENT to pay any cash required to fund cost over runs on the PROJECT.  Notwithstanding the foregoing, BORROWER shall be entitled to apply any previously achieved savings in any completed category of the TOTAL PROJECT COST STATEMENT to pay for any such cost over runs.  In addition, BORROWER may from time to time request that the contingency fund line item in the TOTAL PROJECT COST STATEMENT be reallocated to pay needed costs of the PROJECT.  Such requests shall be subject to ADMINISTRATIVE AGENT’s written approval in its reasonable discretion, which shall not be unreasonably withheld.  Notwithstanding the foregoing, BORROWER shall be entitled to advances from the contingency fund line item in the TOTAL PROJECT COST STATEMENT only so long as at all times there are sufficient funds remaining from all sources identified in the SOURCES AND USES OF FUNDS to complete the construction of the PROJECT in accordance with the PLANS in the discretion of ADMINISTRATIVE AGENT.

3.5           Making the Disbursements.  If on the date a DRAW REQUEST is received by ADMINISTRATIVE AGENT, BORROWER has performed all of its agreements and complied with all requirements therefore to be performed or complied with hereunder and under the DISBURSING AGREEMENT, including satisfaction of all applicable conditions precedent contained in Section 4 of this AGREEMENT and all of the BANKS have funded their pro rata share of such DRAW REQUEST based on their respective COMMITMENTS, and, if required by ADMINISTRATIVE AGENT, ADMINISTRATIVE AGENT has received a current report from the INDEPENDENT INSPECTOR documenting material compliance with the PLANS for those portions of the PROJECT indicated as completed in the DRAW REQUEST and otherwise confirming the acceptability of the PROJECT work represented by the DRAW REQUEST, ADMINISTRATIVE AGENT shall pay to the ESCROW COMPANY (as defined in the DISBURSING AGREEMENT) for disbursement to BORROWER in accordance with the DISBURSING AGREEMENT the amount of the requested disbursement; provided, however, that a DEFAULTING BANK’s failure to fund its COMMITMENT amount of such DRAW REQUEST shall not relieve any other BANK from its obligation to fund its COMMITMENT amount of such DRAW REQUEST, and ADMINISTRATIVE AGENT will pay to the ESCROW COMPANY the amount actually funded by the BANKS with respect to such DRAW REQUEST and will not withhold funding due to a DEFAULTING BANK’s failure to fund its share of such DRAW REQUEST.  Each disbursement disbursed to BORROWER under the CONSTRUCTION LOAN shall bear interest at the rate provided in the CONSTRUCTION NOTES evidencing the disbursement from the date such disbursement is so disbursed to BORROWER or deposited into BORROWER’s account.

3.6           Deposit of Funds by BORROWER.  If the ADMINISTRATIVE AGENT or INDEPENDENT INSPECTOR shall at any time in good faith determine that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all cash required to pay costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT after application of all funds received from BORROWER’s equity, the BOND DEBT or other sources disclosed in the SOURCES AND USES OF FUNDS, and ADMINISTRATIVE AGENT shall thereupon send written notice thereof to BORROWER specifying the amount required to be deposited by BORROWER with the ADMINISTRATIVE AGENT to provide sufficient funds to complete the PROJECT, BORROWER agrees that it will, within forty-five (45) calendar days of receipt of any such notice, deposit with the ADMINISTRATIVE AGENT, the amount of funds specified in ADMINISTRATIVE AGENT’s notice. BORROWER agrees that any such funds deposited with ADMINISTRATIVE AGENT may be disbursed before any further disbursement of CONSTRUCTION LOAN proceeds from ADMINISTRATIVE AGENT, to pay any and all costs and expenses of any kind in connection with completion of the PROJECT.

3.7           Disbursements Without Receipt of DRAW REQUEST.  Notwithstanding anything herein to the contrary, ADMINISTRATIVE AGENT shall have the irrevocable right at any time and from time to time to apply funds which it agrees to disburse hereunder to pay interest on the CONSTRUCTION LOAN as and when such interest becomes due, and to pay any and all of the expenses of ADMINISTRATIVE AGENT related to the PROJECT and the CONSTRUCTION LOAN, all without receipt of a DRAW REQUEST.

3.8           Miscellaneous Procedures.  ADMINISTRATIVE AGENT may establish additional procedures regarding disbursements as are reasonable to assure the proceeds of the CONSTRUCTION LOAN are paid only to those persons and entities entitled to the same, and that the liens securing the OBLIGATIONS are in all cases first and paramount liens on the PROPERTY.

3.9           Appointment of INDEPENDENT INSPECTOR.   No DRAW REQUEST shall be honored after commencement of construction unless BORROWER has acknowledged the appointment of an INDEPENDENT INSPECTOR.

SECTION 4 Conditions of Lending.

4.1           Conditions Precedent to the Initial Disbursement.  The obligation of BANKS to make the initial disbursement under the CONSTRUCTION LOAN is subject to the condition precedent, unless waived by the ADMINISTRATIVE AGENT, that BORROWER shall be in compliance with the conditions set forth in Section 4.2 of this AGREEMENT and to the further condition precedent that, unless waived by ADMINISTRATIVE AGENT in writing in the POST CLOSING LETTER (as defined below in Section 8.13), ADMINISTRATIVE AGENT shall have received on or before the CLOSING all of the following, each dated (unless otherwise indicated) the day of CLOSING, in form and substance satisfactory to ADMINISTRATIVE AGENT:

4.1.1        This AGREEMENT, and the CONSTRUCTION NOTES and REVOLVING NOTES, duly executed on behalf of BORROWER and delivered to ADMINISTRATIVE AGENT.

4.1.2        The MORTGAGE duly executed on behalf of BORROWER and in form acceptable for recording in Redwood County and Cottonwood County, Minnesota.

4.1.3        The FEE LETTER duly executed by BORROWER and delivered to ADMINISTRATIVE AGENT and BORROWER’s payment of all fees due at closing under the FEE LETTER.

4.1.4        The SECURITY AGREEMENT, duly executed on behalf of BORROWER and delivered to ADMINISTRATIVE AGENT.

4.1.5        A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the SECURITY AGREEMENT, and the other LOAN DOCUMENTS, to the extent such security interests are capable of being perfected by filing, and a deposit account control agreement in form and substance acceptable to the COLLATERAL AGENT to perfect the BANKs’ security interest in any deposit accounts maintained by BORROWER with financial institutions other than the COLLATERAL AGENT and a securities control agreement to perfect any investment property held by a financial intermediary, including, but not limited, to a control agreement with First National Capital Markets, Inc. and a control agreement with any commodity intermediary who maintains hedging accounts for BORROWER.

4.1.6        A copy of the PLANS, including the PLANS prepared by FAGEN ENGINEERING certified by FAGEN ENGINEERING, DESIGN-BUILDER and BORROWER, a copy of the plans for a dewatering system which addresses soil conditions and shallow groundwater at the PROPERTY to the satisfaction of ADMINISTRATIVE AGENT and the INSPECTING ARCHITECT and a survey of and plans for the construction of the water wells, water lines, natural gas lines and other lines bringing utilities to the PROJECT and a survey of the property covered by the WATER EASEMENTS.

4.1.7        The ASSIGNMENT OF CONSTRUCTION CONTRACT, duly executed by BORROWER and consented to by the DESIGN-BUILDER and a copy of the CONSTRUCTION CONTRACT, together with the General Conditions of Contract referred to therein, if any, and an assignment of the general construction contract for the administration building, water treatment facility, railroad spur and water and natural gas lines and water wells consented to by the applicable general contractor and a copy of such general contracts.

4.1.8        A TOTAL PROJECT COST STATEMENT of the PROJECT duly executed by BORROWER, setting forth the anticipated total cost of the PROJECT’s completion, and a CONSTRUCTION COST STATEMENT duly executed by the DESIGN-BUILDER, setting forth its anticipated construction costs of the PROJECT.

4.1.9        Three copies of an ALTA/ACSM Land Title Survey prepared in accordance with the current accuracy standards jointly adopted by ALTA (American Land Title Association), ACSM (American Congress on Surveying and Mapping) and NSPS (National Society of Professional Surveyors) together with optional survey requirements #1 (monuments); #2 (vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersections); #3 (flood zone designation); #4 (gross area of the LAND); #6 (identify setbacks); #7 (identify exterior dimensions of all existing and proposed buildings “As-Built”, including square footage of exterior footprint of all buildings, gross floor area of all buildings); #8 (substantial, visible improvements); #11(b) (location of utilities); #13 (names of adjoining owners); #14 (distance to the nearest intersection); and #15 changes or proposed changes in rights-of-way of streets and sidewalks).  The survey shall show the location of all easements and encroachments onto or from the PROPERTY that are visible on the

PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data.  Such surveyor shall certify there are no easements or encroachments upon the PROPERTY except as shown on the survey.  In addition, an ALTA/ACSM survey of the property located in the WATER EASEMENTS showing that no gaps or gores exist from the well sites to the PROJECT site.  All such surveys shall be certified to ADMINISTRATIVE AGENT and the TITLE COMPANY, with such certification otherwise in form and substance acceptable to ADMINISTRATIVE AGENT.

4.1.10      An as built appraisal based upon the PLANS to be performed by Natwick Associates Appraisal Services which shows the as-completed value of the PROPERTY and PROJECT addressed to and otherwise acceptable to ADMINISTRATIVE AGENT.

4.1.11                  A title binder, issued by First American Title Insurance Company (the “TITLE COMPANY”) at BORROWER’s expense, constituting a commitment by the TITLE COMPANY to issue a mortgagee’s title policy in favor of COLLATERAL AGENT as mortgagee under the MORTGAGE and an owner’s title policy to BORROWER if applicable, that will be free from all standard exceptions, including mechanics’ liens and all other exceptions not previously approved by AGENT and that will insure the MORTGAGE to be a valid first lien on the PROPERTY.  Such loan policy shall include additional rider coverage as may be reasonably requested by AGENT, including, without limitation, the following ALTA endorsement  forms:

ALTA Endorsement Form 3.1	Zoning-Completed Structure
ALTA Endorsement Form 6	Variable Rate Mortgage
ALTA Endorsement Form 8.1	Environmental Protection
ALTA Endorsement Form 9	Restrictions, Encroachments, Minerals
Usury
ALTA Pending Disbursement Endorsement	Mechanic’s Lien Coverage
ALTA Endorsement Form 14	Future Advance
ALTA Endorsement Form 19	Contiguity
ALTA Endorsement Form 21	Creditor’s Rights
Access Endorsement
Survey Endorsement

4.1.12      A soil report on the PROPERTY certified by a registered engineer including structural design recommendations in form and substance satisfactory to ADMINISTRATIVE AGENT.  Such report shall include soil borings and geo-technical analyses.

4.1.13      A Phase I Environmental Report of the PROPERTY, as well as any subsequent Environmental Site Assessments issued prior to CLOSING, and such other environmental testing and due diligence as may be reasonably required by ADMINISTRATIVE AGENT, all in form and content satisfactory to ADMINISTRATIVE AGENT and establishing the environmental condition of the PROPERTY as satisfactory to ADMINISTRATIVE AGENT.

4.1.14      An assignment of any License Agreements with ICM, INC., and ICM, INC.’s consent to any such assignment.

4.1.15      Copies of all PERMITS from the applicable regulatory agencies from whom a permit or license is required as of the then current stage of the PROJECT.

4.1.16      Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of ADMINISTRATIVE AGENT that the PROJECT when constructed in accordance with the PLANS will comply in all material respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as ADMINISTRATIVE AGENT shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply in all material respects with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT.

4.1.17      Copies of certificates of insurance demonstrating the types, levels, deductibles, endorsements and other coverage parameter issues to the satisfaction of ADMINISTRATIVE AGENT for builder’s risk insurance, commercial general liability, an umbrella policy, business automobile liability insurance, environmental liability insurance, worker’s compensation insurance, and permanent all risk property insurance thirty days prior to completion of construction, all as required under Section 6.3 of this AGREEMENT, with all such insurance in full force and effect and approved by ADMINISTRATIVE AGENT, in the exercise of its reasonable discretion, and naming ADMINISTRATIVE AGENT as an additional insured and loss payee together with appropriate flood insurance, if the PROPERTY is in a flood hazard area.  Notwithstanding the foregoing, BORROWER is not required to obtain worker’s compensation insurance until required by applicable law.  In addition, BORROWER shall provide to ADMINISTRATIVE AGENT proof of insurance for business interruption/extra expense coverage for six months of operating expenses, and also directors/officers errors and omissions coverage in a minimum amount of $3,000,000.00.

4.1.18      A signed opinion of counsel for BORROWER, addressed to AGENT but for the benefit of and reliance upon by the BANKS, in form and substance acceptable to AGENT and AGENT’s counsel.

4.1.19      A Certificate of Authority or Secretary’s Certificate executed by such person or persons authorized by BORROWER’s organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the LOAN DOCUMENTS to which it is a party, and authorizing the execution of the LOAN DOCUMENTS to which it is a party and performance in accordance with their terms.

4.1.20      A recently certified copy of BORROWER’s Operating Agreement, and any amendments thereto.

4.1.21      A recently certified copy of BORROWER’s Articles of Organization and any amendments thereto.

4.1.22      A certificate of good standing for BORROWER from the office of the Minnesota Secretary of State.

4.1.23      Proof of injection of equity capital into BORROWER of no less than $48,030,000.00 including any grant funds actually received and any funds actually received from tax increment financing or TIF programs.

4.1.24      A copy of any MARKETING AND RISK MANAGEMENT CONTRACTS, together with assignments in favor of BANK and consents thereto in form satisfactory to COLLATERAL AGENT, as well as control agreements reasonably requested by COLLATERAL AGENT, in  form reasonably acceptable to COLLATERAL AGENT.

4.1.25  A copy of any existing contracts for BORROWER’s natural gas, electricity, water service and all MARKETING AND RISK MANAGEMENT CONTRACTS and assignments of such contracts along with the consent of  BORROWER’s vendors under such contracts, all in form and substance acceptable to ADMINISTRATIVE AGENT.

4.1.26      Evidence satisfactory to ADMINISTRATIVE AGENT that BORROWER has acquired marketable fee simple title to the PROPERTY subject only to the Permitted Exceptions identified in the MORTGAGE.

4.1.27  Documentation of the SWAP CONTRACTS in form satisfactory to ADMINISTRATIVE AGENT.

4.1.28  Copies of executed easements, licenses, consents and approvals from all applicable parties and governmental authorities in recordable form and otherwise satisfactory to ADMINISTRATIVE AGENT providing for the construction and maintenance of water mains and natural gas lines extending from the water treatment facility on the PROPERTY to the site of BORROWER’s wells and natural gas source, to provide water and natural gas service to the PROJECT (the foregoing easements, consents and approvals are collectively referred to in this Agreement as the “WATER EASEMENTS”).  The WATER EASEMENTS must be specifically insured in the owner’s and loan title policy provided for in Section 4.1.11 above, subject only to such exceptions and containing such endorsements as are required by ADMINISTRATIVE AGENT.  In addition, BORROWER shall comply with the terms set forth in the POST CLOSING LETTER with respect to the WATER EASEMENTS and other matters relating to the foregoing water main and natural gas lines.  BORROWER will construct all such water mains and natural gas lines in accordance with the applicable PLANS approved by ADMINISTRATIVE AGENT.

4.1.29  The obligations and INDEBTEDNESS of BORROWER to Granite Falls Bank secured by the liens encumbering the PROPERTY and BORROWER’s assets have been fully and indefeasibly paid in full and all such liens have been terminated and released.

4.1.30  The POST CLOSING LETTER duly executed by BORROWER and ADMINISTRATIVE AGENT detailing BORROWER’s post-closing obligations.

4.1.31  The DISBURSING AGREEMENT duly executed by each party thereto and in form and substance acceptable to ADMINISTRATIVE AGENT.

4.1.32  Federal Emergency Management Agency Standard Flood Hazard Determination Certificates certifying, among other things, that none of the PROPERTY is located within a flood hazard area.

4.1.33  Copies of favorable UCC, tax, judgment, bankruptcy and fixture lien search reports (or other evidence of the same satisfactory to COLLATERAL AGENT) in all necessary or appropriate jurisdictions and under all legal and trade names of BORROWER and all other parties requested by COLLATERAL AGENT, indicating that there are no prior liens, security interests, charges or encumbrances of any nature on any of the collateral for the LOANS other than as approved by ADMINISTRATIVE AGENT.

4.1.34  Lien releases from the DESIGN-BUILDER, all other general contractors, subcontractors, material suppliers, laborers and other persons and entities who have performed labor or supplied materials or services to the PROJECT prior to the time of such advance.

4.1.35  certified copies of all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any requirement of law or by any material contractual obligation of BORROWER, in connection with the PROJECT or operation of BORROWER’s business, including the production of ethanol and by-products thereof, and such consents, approvals, authorizations, registrations, filings and orders must be in full force and effect and all applicable waiting periods must have expired.

4.1.36  The INTERCREDITOR AGREEMENT with the BOND TRUSTEE in form and substance acceptable to ADMINISTRATIVE AGENT.

4.1.37  Evidence satisfactory to ADMINISTRATIVE AGENT that the BOND DOCUMENTS have been duly executed and delivered by all parties thereto and that BORROWER may take advances on the BOND DEBT to fund and pay qualifying expenses of the PROJECT and that the BOND DEBT is otherwise available to BORROWER to pay qualifying expenses of the PROJECT.  BANKS acknowledge and agree that disbursements of the BOND DEBT will be used to fund and pay qualifying expenses of the PROJECT and other costs and expenses provided for in the BOND DOCUMENTS, the BOND DEBT will not be fully disbursed prior to BANKS’ obligation to fund advances on the

CONSTRUCTION LOAN and that the full funding of the BOND DEBT is not a condition precedent to the initial advance on the CONSTRUCTION LOAN.

4.2         Conditions Precedent to All Disbursements on the CONSTRUCTION LOAN.  The obligation of BANKS to make any advances under the CONSTRUCTION LOAN (including the initial disbursement) is subject to the further conditions precedent that BORROWER shall remain in compliance with the conditions precedent contained in Section 4.1 of this AGREEMENT and, unless waived by ADMINISTRATIVE AGENT in writing in the POST CLOSING LETTER, ADMINISTRATIVE AGENT shall have received on or before the submission of a DRAW REQUEST for such advance all of the following in form and substance satisfactory to ADMINISTRATIVE AGENT:

4.2.1  The disbursement requirements of Section 3 of this AGREEMENT have been satisfied and the DISBURSING AGREEMENT, in form and substance acceptable to ADMINISTRATIVE AGENT, has been executed by each party thereto and delivered to ADMINISTRATIVE AGENT.

4.2.2  That the INDEPENDENT INSPECTOR, based upon on-site inspections of the PROJECT, has reported to ADMINISTRATIVE AGENT that the portion of the PROJECT completed as of the date of last inspection by the INDEPENDENT INSPECTOR has been completed in accordance with the PLANS and that the PROJECT can be completed by the CONSTRUCTION LOAN TERMINATION DATE in accordance with the PLANS for the remaining funds available for construction of the PROJECT.

4.2.3  The TITLE COMPANY shall have issued an endorsement to the loan policy of title insurance reflecting the amount of all previous advances on the CONSTRUCTION LOAN, insuring the continued priority of the MORTGAGE over mechanics’ liens and similar liens and showing no exceptions to title other than those previously approved by ADMINISTRATIVE AGENT and the TITLE COMPANY will issue an endorsement insuring the requested advance on the CONSTRUCTION LOAN upon compliance with the terms of the DISBURSING AGREEMENT.

4.2.4  Construction of the PROJECT to the date of the request for the advance has been completed in accordance with all applicable laws, rules, restrictions, regulations and PERMITS, and BORROWER has complied with all applicable PERMITS and such PERMITS remain valid and have not been challenged, terminated, revoked or restricted, or modified, altered, restated or amended without the prior written consent of ADMINISTRATIVE AGENT.

4.2.5  BORROWER has delivered to ADMINISTRATIVE AGENT a fully executed Notice to Proceed as referenced and defined in the CONSTRUCTION CONTRACT.  In addition, BORROWER, DESIGN-BUILDER and each SUBCONTRACTOR have each materially complied with all of their respective obligations under the CONSTRUCTION CONTRACT and other general contracts for the construction of the railroad spur, administration building and water mains and natural gas lines, and the CONSTRUCTION CONTRACT and such other general contracts remain in full force and effect.

4.2.6  Evidence satisfactory to ADMINISTRATIVE AGENT that all then due installments of general real estate taxes, special assessments and other levies against the PROPERTY or the PROJECT have been paid in full.

4.2.7  BORROWER has expended the equity referenced in Section 4.1.23 above and any TIF and grant funds on the PROJECT in accordance with the SOURCES AND USES OF FUNDS.

4.2.8  The representations and warranties contained in Section 5 of this AGREEMENT are correct in all material respects on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and except to the extent of changes permitted under the terms of this AGREEMENT.

4.2.9  No event has occurred and is continuing, or would result from such disbursement, which constitutes an EVENT OF DEFAULT.

4.2.10  No determination shall have been made by ADMINISTRATIVE AGENT or the INDEPENDENT INSPECTOR  in the exercise of their reasonable judgment that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT; or, if such a determination has been made and notice thereof sent to BORROWER in accordance with this AGREEMENT, BORROWER shall have deposited the necessary funds with ADMINISTRATIVE AGENT in accordance with the Section 3.6 of this AGREEMENT.

4.2.11  If required by ADMINISTRATIVE AGENT, ADMINISTRATIVE AGENT shall be furnished with a statement from BORROWER and the DESIGN-BUILDER or other general contractor, in form and substance satisfactory to ADMINISTRATIVE AGENT, in the exercise of its reasonable discretion, setting forth the names, addresses and amounts due or to become due, as well as the amounts previously paid, to every SUBCONTRACTOR whose charges exceed $20,000.00.

4.2.12  No PERMIT necessary for the construction of the PROJECT shall have been revoked or the issuance thereof subjected to challenge before any court or other governmental authority having or asserting jurisdiction as to the PROJECT, and the construction of the PROJECT is in compliance with applicable PERMITS.

4.2.13  The parties intend that the CONSTRUCTION LOAN is available to fund up to $50,400,000.00 of the TOTAL PROJECT COST as shown in the TOTAL PROJECT COST STATEMENT, including all other approved expenses as set forth in the final version of the SOURCES AND USES OF FUNDS document furnished to BANK by BORROWER prior to

CLOSING.  No advances or disbursements under the CONSTRUCTION LOAN shall exceed such level, unless ADMINISTRATIVE AGENT consents in writing to the same.

4.3         Conditions Precedent to the Final Disbursements.  The obligation of BANKS to make the final disbursement on the CONSTRUCTION LOAN shall be subject to the condition precedent that BORROWER shall be in compliance with all conditions set forth in Sections 4.1 and 4.2 of this AGREEMENT and, further, that the following conditions shall have been satisfied or waived by ADMINISTRATIVE AGENT on or prior to the CONSTRUCTION LOAN TERMINATION DATE:

4.3.1        The PROJECT has been completed in material compliance with the PLANS and ADMINISTRATIVE AGENT shall have received a certificate of completion from the DESIGN-BUILDER, certifying that (i) work on the PROJECT has been completed in material compliance with the PLANS and all labor, services, materials and supplies used in such work have been indefeasibly paid for and (ii) the completed PROJECT conforms in all material respects with all applicable zoning, land use planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the PROJECT.

4.3.2        ADMINISTRATIVE AGENT has received satisfactory evidence that all work requiring inspection by municipal or other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, corporation or office having jurisdiction.

4.3.3        ADMINISTRATIVE AGENT shall have received a lien waiver from each SUBCONTRACTOR whose charges exceed $20,000.00 and the DESIGN-BUILDER and all other general contractors for all work done and for all materials furnished by it for the PROJECT.

4.3.4        ADMINISTRATIVE AGENT has received an itemized list from BORROWER of all material items of equipment and fixtures, which are at that time subject to BANKS’ security interest.

4.3.5        BORROWER has hired a plant operations manager or general manager acceptable to ADMINISTRATIVE AGENT in the exercise of ADMINISTRATIVE AGENT’s reasonable discretion.

4.3.6        BORROWER has duly executed and delivered to ADMINISTRATIVE AGENT each TERM NOTE.

4.3.7        BORROWER shall have delivered to ADMINISTRATIVE AGENT an as-built ALTA/ACSM survey showing all improvements constructed on the LAND and otherwise meeting the requirements set out in Section 4.1.9 above.

4.3.8        Payment to ADMINISTRATIVE AGENT of all fees provided for in the FEE LETTER which have not previously been paid or are not then due under the terms of the FEE LETTER.

4.3.9        BORROWER shall have delivered to ADMINISTRATIVE AGENT a Certificate(s) of Insurance showing the coverages required under Section 6.3.4 of this Agreement.

4.4         No Waiver.  The making of any disbursement under the CONSTRUCTION LOAN prior to fulfillment of any condition thereto shall not be construed as a waiver of such condition, and ADMINISTRATIVE AGENT reserves the right to require fulfillment of any and all such conditions prior to making any subsequent disbursements under the CONSTRUCTION LOAN.

SECTION 5 Representations and Warranties.

To induce BANKS to enter into this AGREEMENT, BORROWER makes the following representations and warranties and agrees that each DRAW REQUEST and each request for an advance under the REVOLVING LOAN or LONG TERM REVOLVING LOAN constitutes a reaffirmation of these representations and warranties and that such representations and warranties shall survive until all of the OBLIGATIONS are fully and finally paid:

5.1           Existence and Power.  BORROWER is a limited liability company duly organized and existing under the laws of the State of Minnesota.  BORROWER has accomplished all necessary actions required by a limited liability company under applicable law to own the PROPERTY and construct the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS to which it is a party.  There are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, EQUITY INTERESTS of BORROWER, except as set forth on Exhibit J attached hereto and incorporated herein by reference.

5.2           Authorization of Borrowing; No Conflict as to Law or Other Agreements.  The execution, delivery and performance by BORROWER of the LOAN DOCUMENTS and the borrowings from time to time hereunder have been duly authorized by all necessary limited liability company actions of BORROWER and do not and will not (a) require any material consent or approval, or authorization, by any GOVERNMENTAL AUTHORITY, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to BORROWER, or violate any provision of the Articles of Organization or operating agreement or any members’ agreement or similar agreement of BORROWER, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other agreement, lease or instrument to which BORROWER is a party or by which it or its properties may be bound or affected, or (d) other than liens in favor of the COLLATERAL AGENT and the liens set forth in Section 6.4.1 below, result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of BORROWER, in the aggregate exceeding $100,000.00, upon or with respect to any of the properties now owned or hereafter acquired by BORROWER.

5.3           Legal Agreements.  The LOAN DOCUMENTS to which it is a party constitute the legal, valid and binding obligations of BORROWER enforceable against BORROWER in accordance with their respective terms, and as to any LOAN DOCUMENTS to which BORROWER is not a party, BORROWER has no knowledge that any such LOAN DOCUMENTS do not constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, except in each case (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.4         Licenses and Permits.  BORROWER has all necessary PERMITS required for construction and operation of the PROJECT except those which are not required for the current stage of construction of the PROJECT, or which cannot be obtained until completion of the PROJECT.  BORROWER will provide ADMINISTRATIVE AGENT copies of all PERMITS as they are obtained and when required by the various regulatory agencies.  BORROWER will timely obtain and will retain all necessary PERMITS and licenses to operate its businesses at the PROPERTY.  Other than the PERMITS, no consent, permission, order, license, approval or authorization of any GOVERNMENTAL AUTHORITY is necessary or desirable in connection with the construction or operation of the PROJECT.  BORROWER has complied with and will continue to comply with all of the terms, conditions, limitations and restrictions contained in any PERMIT.

5.5           Construction of the PROJECT.  The PROJECT will be constructed in material compliance with the PLANS and the applicable PERMITS; and will not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY. The PROJECT, both during construction and on COMPLETION DATE, and the contemplated use thereof, will not violate in any material respect, any applicable PERMIT, zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by ADMINISTRATIVE AGENT.

5.6           Title to the PROPERTY.  BORROWER has good and marketable fee simple title to the PROPERTY as required pursuant to Section 4.1.26 above and has maintained good and marketable fee simple title to the PROPERTY, subject to the limitations described in 4.1.11, above, and except to the extent title is affected by the matters permitted under 6.4.1, below.  Except as created by the LOAN DOCUMENTS and the liens set forth in Section 6.4.1 below, there is no lien, security interest or other charge or encumbrance upon or with respect to any of the assets, properties or income of BORROWER.

5.7           Financial Condition.  BORROWER has furnished to ADMINISTRATIVE AGENT its compiled cash flow projection of BORROWER for the construction period and for the first five (5) years of operations, which projections were prepared by Christianson & Associates and are dated January 1, 2007 (the “PROJECTIONS”).  To the knowledge of BORROWER, the PROJECTIONS fairly present the projected financial condition of BORROWER on the dates thereof, and were prepared in GAAP format and on the basis of assumptions deemed reasonable by BORROWER. There has been no material adverse change in the operations, properties or condition (financial or otherwise) of BORROWER since the date of the PROJECTIONS and no additional borrowings have been made by BORROWER other than the borrowing contemplated hereby or approved by

ADMINISTRATIVE AGENT or INDEBTEDNESS secured by the liens set forth in Section 6.4.1 below.  No certificate or statement furnished to BANKS by or on behalf of BORROWER in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  To the best of the knowledge of BORROWER, there is no fact or circumstance current or in the future (so far as BORROWER now foresees) which is reasonably likely to have a MATERIAL ADVERSE EFFECT which has not been set forth herein or in a certificate or statement furnished to ADMINISTRATIVE AGENT by BORROWER.

5.8         Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of BORROWER, threatened against or affecting BORROWER or the properties of BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to BORROWER, would have a MATERIAL ADVERSE EFFECT.

5.9           Taxes.  BORROWER has filed all federal, state and local tax returns which to the knowledge of BORROWER are required to be filed, and BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

5.10         No Default.  There is no event, which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT or any other LOAN DOCUMENT.

5.11         ERISA.  BORROWER is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or notice of any claims or pending claims under ERISA.

5.12         Environmental Matters.  Except as set forth in the Phase I Environmental Report referenced in Section 4.1.13 of this AGREEMENT, BORROWER is in compliance in all material respects with all health and environmental laws applicable to BORROWER and its operations and knows of no existing conditions or circumstances that could materially interfere with such compliance in the future.  Except for PERMITS that cannot be obtained until completion of the PROJECT or which are not required for the current stage of construction of the PROJECT, BORROWER has obtained all PERMITS, and approvals required by law for the operation of its business. BORROWER has not identified any “recognized environmental conditions”, as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.

5.13         Necessary Utilities, Etc.  BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, natural gas, water, storm and sewer facilities in place for the proper construction and operation of its ethanol plant.  BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn, as specified by its engineers for the maximum output and operation of the plant.

5.14       Securities Regulation Compliance.  BORROWER has complied with all applicable federal, state and local statutes, laws, codes, regulations and ordinances applicable to the offering and sale of securities in or of BORROWER.

SECTION 6 Additional Covenants of BORROWER.

6.1         Financial Information and Reporting.  Except as otherwise stated in this AGREEMENT, all financial information provided to ADMINISTRATIVE AGENT shall be compiled using GAAP consistently applied. During the time period that any amounts are outstanding under the OBLIGATIONS or this AGREEMENT or the LOAN DOCUMENTS to which it is a party, unless ADMINISTRATIVE AGENT shall otherwise agree in writing:

6.1.1        BORROWER shall provide ADMINISTRATIVE AGENT within 120 days of BORROWER’s fiscal year end, BORROWER’s annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant reasonably acceptable to ADMINISTRATIVE AGENT, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any EVENT OF DEFAULT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT, specifying the nature and duration of the default.  Such audit statement shall be accompanied by the accountants’ calculations of BORROWER’s compliance with the covenants contained in Section 6.2 of this AGREEMENT as of the said fiscal year end.

6.1.2        After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will furnish to ADMINISTRATIVE AGENT within thirty (30) days after the end of each calendar month monthly internally prepared financial statements consisting of a balance sheet and income statement of BORROWER as of the end of such period, and income statements and statements of changes in cash flow for such period and year to date, prepared in accordance with GAAP, all in reasonable detail, except for the absence of financial footnotes, and calculations of the financial covenants set forth below.

6.1.3        For each quarter of each fiscal year ending after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will deliver to ADMINISTRATIVE AGENT, within thirty (30) days of each full fiscal quarter end, a certificate in form reasonably acceptable to ADMINISTRATIVE AGENT that has been signed by an authorized manager or officer of BORROWER, which: 1) certifies that the statements required by Section 6.1.1 and 6.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 6.1.2 and normal or customary year-end adjustments to the statements furnished under Section 6.1.2); 2) contains calculations of the financial covenants contained in Section 6.2 of this AGREEMENT and certifies compliance with such financial covenants, and 3) certifies that neither the authorized manager or officer nor BORROWER has knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the other LOAN DOCUMENTS.

6.1.4        After CONSTRUCTION LOAN TERMINATION DATE, BORROWER will deliver to ADMINISTRATIVE AGENT each month, within thirty (30) days of each month end, a monthly Production Report, in form reasonably acceptable to ADMINISTRATIVE AGENT, reporting for such month BORROWER’s Input and Output amounts and costs of Corn Usage, DDGS Output, Ethanol Output, and if applicable, CO2 Output.

6.1.5        BORROWER shall notify ADMINISTRATIVE AGENT of the existence of any EVENT OF DEFAULT promptly after such EVENT OF DEFAULT becomes known to any officer, director or general manager of BORROWER.

6.1.6        BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to ADMINISTRATIVE AGENT.

6.1.7        BORROWER will give ADMINISTRATIVE AGENT prompt written notice of any material violation as to any environmental matter by BORROWER of which BORROWER obtains knowledge and, of the commencement of any judicial or administrative proceeding adverse to BORROWER relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a MATERIAL ADVERSE EFFECT on any PERMITS held by BORROWER which are material to the operations of BORROWER, and (ii) which will or threatens to impose a material liability on BORROWER to any person or party or which will require a material expenditure by BORROWER to cure any alleged problem or violation.

6.1.8        BORROWER will give prompt notice to ADMINISTRATIVE AGENT of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that is reasonably likely to have a MATERIALLY ADVERSE EFFECT.

6.1.9        BORROWER shall provide monthly BORROWING BASE certificates in form reasonably acceptable to ADMINISTRATIVE AGENT, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE beginning with the certificate with respect to the fourth month following CONSTRUCTION LOAN TERMINATION DATE or at the time of any request for an advance on the REVOLVING LOAN.

6.1.10      BORROWER shall provide to ADMINISTRATIVE AGENT monthly summaries of all grain hedging transactions, from the entity providing BORROWER’s grain hedging account(s), and from any entity providing BORROWER with an ethanol or natural gas hedging account(s), monthly summaries of all ethanol and natural gas hedging transactions.

6.1.11      BORROWER will provide ADMINISTRATIVE AGENT with such other information as it may reasonably request.

6.1.12      BORROWER will deliver to ADMINISTRATIVE AGENT, no later than thirty- (30) days prior to its fiscal year end, its projected financial statements on a month by month basis for the ensuing fiscal year, and a budget of BORROWER’s projected capital expenditures for the ensuing fiscal year (“CAPEX BUDGET”).

6.2         Financial Covenants.  At all times that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:

6.2.1        BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.25:1.0, for all periods following the CONSTRUCTION LOAN TERMINATION DATE; provided, however, the FIXED CHARGE COVERAGE RATIO shall be measured as follows for the first three fiscal quarters after the CONSTRUCTION LOAN TERMINATION DATE:

first fiscal quarter: on a rolling one quarter basis at the end of the first fiscal quarter;

second fiscal quarter: on a rolling two quarter basis at the end of the second fiscal quarter; and

third fiscal quarter: on a rolling three quarter basis at the end of the third fiscal quarter.

The FIXED CHARGE COVERAGE RATIO shall be tested by ADMINISTRATIVE AGENT quarterly on a fiscal quarter basis commencing at the end of the first full fiscal quarter after the CONSTRUCTION LOAN TERMINATION DATE.

6.2.2        After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall maintain NET WORTH of not less than $44,775,000.00.  The required minimum NET WORTH of BORROWER shall be measured annually at the end of each fiscal year of BORROWER, and shall increase each fiscal year commencing on or after the CONSTRUCTION LOAN TERMINATION DATE by an amount equal to the greater of (a) $250,000.00 or (b) the amount of undistributed earnings accumulated during the fiscal year just ended (less any allowable distributions attributable to the just ended fiscal year’s earnings).

6.2.3        For each fiscal year following the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall determine and report to ADMINISTRATIVE AGENT, within 120 days after the end of each such fiscal year, the amount of its EXCESS CASH FLOW for such ended fiscal year.  Within 120 days following the end of each such fiscal year, BORROWER will pay to ADMINISTRATIVE AGENT fifty percent (50%) of such EXCESS CASH FLOW calculated by BORROWER for such fiscal year.  In addition, effective on the 120th day after the end of each fiscal year following the CONSTRUCTION LOAN TERMINATION DATE (each such day, an “EXCESS CASH FLOW REDUCTION DATE”), the MAXIMUM AVAILABILITY on the LONG TERM REVOLVING NOTES shall reduce by an amount equal to fifty percent (50%) of the EXCESS CASH FLOW calculated as above.  If the reduction to the MAXIMUM AVAILABILITY would cause BORROWER to be in default under any provision of this AGREEMENT, the amount of reduction shall be limited to the amount of the reduction in the MAXIMUM AVAILABILITY to allow BORROWER to remain in compliance under the terms of this AGREEMENT.  By the payment due date on the LONG TERM REVOLVING LOAN immediately following an EXCESS CASH FLOW REDUCTION DATE or a REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance on the LONG TERM REVOLVING NOTES, the amount necessary to reduce the outstanding principal amount of the LONG TERM REVOLVING LOAN so that it is within the MAXIMUM AVAILABILITY applicable after each EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE, as applicable.  Such reduction payments shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT or the LONG TERM REVOLVING NOTES.  BORROWER’s payment of EXCESS CASH FLOW required in this Section shall be applied first to the outstanding principal balance of the VARIABLE RATE LOAN, and after the VARIABLE RATE LOAN is repaid in full, to the principal balance, if any, of the LONG TERM REVOLVING LOAN.  If there is no outstanding balance on the LONG TERM REVOLVING LOAN at the time such payment is due, BORROWER shall not be required to pay to ADMINISTRATIVE AGENT EXCESS CASH FLOW at such time.  Such annual payments of EXCESS CASH FLOW shall not release BORROWER from making the monthly payment required above on the VARIABLE RATE LOAN and LONG TERM REVOLVING LOAN or any other payment required under this AGREEMENT or any other LOAN DOCUMENT.  No payment of EXCESS CASH FLOW during any period when an EVENT OF DEFAULT does not exist shall trigger or obligate BORROWER to pay to ADMINISTRATIVE AGENT any prepayment fees.

6.2.4        BORROWER shall maintain the following minimum WORKING CAPITAL during the periods stated below, measured continuously:

Period	Minimum WORKING CAPITAL

Beginning with the first day of the fourth month after the CONSTRUCTION LOAN TERMINATION DATE through the seventh month after the CONSTRUCTION LOAN TERMINATION DATE	$3,000,000.00
Beginning with the first day of the eighth month through the twelfth month after the CONSTRUCTION LOAN TERMINATION DATE	$4,500,000.00
Beginning with the first day of the thirteenth month after the CONSTRUCTION LOAN TERMINATION DATE until payment in full of the TERM LOANS	$6,000,000.00

For the purpose of this covenant, the amount of any available borrowing under LONG TERM REVOLVING LOAN shall constitute an addition to WORKING CAPITAL.

6.2.5        After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER must maintain at all times a maximum LEVERAGE RATIO, measured quarterly, of no greater than 1.65:1.00.  LEVERAGE RATIO means the ratio of Total Liabilities to Tangible Book Equity, as determined in accordance with GAAP.  Total Liabilities means all INDEBTEDNESS less INDEBTEDNESS subordinated to the OBLIGATIONS.  Tangible Book Equity means NET WORTH plus INDEBTEDNESS subordinated to the OBLIGATIONS less goodwill and other intangible assets.

6.3           Affirmative Covenants.  During the time period that any amounts are outstanding under any OBLIGATION, this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER shall:

6.3.1        Diligently proceed with construction of the PROJECT in material compliance with the PLANS and in accordance in all material respects with all applicable laws and ordinances, and complete the PROJECT by the COMPLETION DATE.

6.3.2        Use the proceeds of each of the disbursements under the CONSTRUCTION LOAN solely for the purposes set forth in this AGREEMENT.

6.3.3        Use its best efforts to require the DESIGN-BUILDER, other general contractors and each SUBCONTRACTOR to comply in all material respects with all rules, regulations, ordinances and laws bearing on its conduct of work on the PROJECT.

6.3.4        Provide and maintain at all times during the process of building the PROJECT and, from time to time at the request of ADMINISTRATIVE AGENT, furnish ADMINISTRATIVE AGENT with proof of payment of premiums on:

(i)            Builders’ Risk completed value form insurance insuring the PROJECT (and after completion of the PROJECT, a permanent All Risk property policy of insurance with coverage equal to the replacement cost of the facility, as well as casualty/umbrella (Commercial General Liability) insurance) insuring the PROJECT, against all risks, including flood, earthquake, and mechanical and electrical breakdown including testing to the full value of the PROJECT (subject to reasonable loss deductible provisions).  BANKS’ interest shall be protected by naming AGENT as additional insured on the liability policies and loss payee on the property policies;

(ii)           Casualty (Commercial General Liability) & Umbrella insurance (including products and completed operations, operations of subcontractors, and contractual liability insurance) with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy.  BANKS’ interest shall be protected by naming AGENT as loss payee on all such policies;

(iii)          State worker’s compensation insurance, with statutory limits, and Employer’s Liability coverage with coverage of no less than $500,000.00;

(iv)          Business automobile liability insurance insuring all vehicles on the site, including hired and non-owned liability with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy.  BANKS’ interest shall be protected by naming AGENT as loss payee on all such policies;

(v)           Environmental coverage shall be provided for clean up and removal once the Project becomes operational (unless the condition precedent site survey and soil tests establish adverse findings which may generate the need for environmental coverage prior to operation), but only insofar as it is reasonably required by AGENT.  BANKS’ interest shall be protected by naming AGENT as additional insured on the liability policies and loss payee on the property policies;

(vi)          Directors/Officers errors and omissions coverage of no less than $3,000,000.00; and

(vii)         By the COMPLETION DATE, Business Interruption and Extra Expense insurance equal to 100% of the projected revenue loss during a potential interruption of production of not less than six months.

The policies of insurance required pursuant to clauses (i) and (ii) above shall be in form and content satisfactory to AGENT and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days’ advance written notice to AGENT in the event of cancellation of such policy or change affecting the coverage there under. Acceptance of insurance policies referred to above shall not bar AGENT from requiring additional insurance, which it reasonably deems necessary.

6.3.5        Assign to ADMINISTRATIVE AGENT, in form acceptable to ADMINISTRATIVE AGENT, all equipment and systems warranties relating to the PROJECT, together with all contracts for natural gas, electricity, water and other utilities, grain procurement contracts, grain and ethanol hedging contracts, as the same are obtained by BORROWER following CLOSING, together with all consents from the vendors and other parties under such contracts.

6.3.6        Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance reasonably satisfactory to ADMINISTRATIVE AGENT. BORROWER will permit ADMINISTRATIVE AGENT, at ADMINISTRATIVE AGENT’s expense if ADMINISTRATIVE AGENT’s employees make the inspection, but at BORROWER’s expense if ADMINISTRATIVE AGENT contracts with third parties at reasonable expense to make the inspection and if an EVENT OF DEFAULT has occurred, to examine upon reasonable notice and in a manner that does not interfere with the PROJECT or BORROWER’s operations all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.

6.3.7        Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

6.3.8        Allow AGENT and AGENT’s representatives, at any time upon reasonable notice, and at its expense, to conduct such inspections of the PROJECT and BORROWER’s assets, books and records as AGENT may deem necessary for the protection of BANKS’ interest. Provided, however, such inspections shall occur during regular business hours, or such other time as BORROWER and AGENT may agree, shall not occur more frequently than twice per fiscal year unless there shall have occurred and be continuing an EVENT OF DEFAULT and shall not unreasonably interfere with BORROWER’s business operations. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of BANKS, and BORROWER shall not be entitled to rely thereon.

6.3.9        Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

6.3.10      Comply in all material respects with all laws and regulations applicable to its form of organization, offering, sale and regulation of securities, business, and the ownership of its property and the ownership and operation of the PROJECT on the PROPERTY.

6.3.11      Maintain and preserve all PERMITS, licenses, rights, privileges, charters, franchises and easements (including but not limited to the WATER EASEMENTS) that it are required to hold to construct and operate the PROJECT and comply with the terms, conditions, limitations and restrictions contained in such PERMITS, licenses, rights, privileges, charters, franchises and easements (including but not limited to the WATER EASEMENTS).

6.3.12      Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a MATERIAL ADVERSE EFFECT on BORROWER or the operation of the PROJECT.

6.3.13      Maintain primary banking accounts (including those accounts containing BORROWER’s equity capital) with the COLLATERAL AGENT, other than as otherwise agreed by ADMINISTRATIVE AGENT.  AGENT agrees that BORROWER’s payroll and other non-primary accounts may be maintained at local financial institutions on the conditions that, (i) if required by AGENT, BORROWER, AGENT and such local financial institution enter into a control agreement to perfect AGENT’s security interest in such accounts, (ii) that deposits in such accounts do not exceed at any time $250,000.00 and (iii) that BORROWER provide AGENT with copies of the monthly statements relating to such deposit accounts.

6.3.14      BORROWER shall execute and deliver to ADMINISTRATIVE AGENT no later than 90 days following CLOSING such SWAP CONTRACTS as ADMINISTRATIVE AGENT shall require, in form satisfactory to ADMINISTRATIVE AGENT.

6.3.15      BORROWER will notify ADMINISTRATIVE AGENT of the existence of any MARKETING AND RISK MANAGEMENT CONTRACTS (not already executed) before entering into the same.  BORROWER agrees to promptly execute and deliver to the COLLATERAL AGENT such collateral assignments and take such other actions as the COLLATERAL AGENT requests to perfect BANKS’ security interest in BORROWER’s rights under such MARKETING AND RISK MANAGEMENT CONTRACTS.  In addition, BORROWER hereby collaterally assigns to ADMINISTRATIVE AGENT all equipment and systems warranties relating to the PROJECT, all operational, design and intellectual property licenses applicable to the PROJECT, together with all utility contracts, and grain procurement contracts, as the same are obtained by BORROWER from time to time, together with all consents from the vendors and other parties under such contracts.

6.4           Negative Covenants.  During the time period that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER shall not:

6.4.1        Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of AGENT; (ii) liens describing the BOND COLLATERAL in the BOND DOCUMENTS; (iii) liens for taxes or assessments or other governmental charges not delinquent or which BORROWER is contesting in good faith and for which, if required under GAAP or by ADMINISTRATIVE AGENT, BORROWER has reserved against such taxes, assessments or governmental charges in an amount reasonably satisfactory to ADMINISTRATIVE AGENT; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation, but only if any such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such lien in the event of an adverse determination; and (vi) liens created in favor of a hedging account entity and described in the control agreements to which such hedging account entity, BORROWER and AGENT are party.

6.4.2        Agree or consent to any material changes in the PLANS, any material changes in the terms and provisions of the CONSTRUCTION CONTRACT or, to any one change order in an amount exceeding $250,000.00, or all change orders when combined exceeding $500,000.00, or any material change to any other contract identified in Section 4 of this AGREEMENT.

6.4.3        Incorporate in the PROJECT any materials, fixtures or property that are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage, except as permitted under Section 6.4.1.

6.4.4        Lease, sell, transfer, convey, assign, or otherwise transfer all or any material part of the interest of BORROWER in the PROJECT or the PROPERTY.

6.4.5        Make any changes in BORROWER’S general manager for the PROJECT without the prior written consent of ADMINISTRATIVE AGENT, which consent shall not be unreasonably withheld.

6.4.6        Engage in any line of business materially different from that presently engaged in by BORROWER.

6.4.7        Make any change to its organizational structure as a limited liability company.

6.4.8        Make any material changes in its accounting procedures for tax or other purposes.

6.4.9        Incur any INDEBTEDNESS except: (i) debt arising under this AGREEMENT or another agreement with AGENT (including, but not limited to, SWAP CONTRACTS and documentation relating to letters of credit); (ii) unsecured trade credit incurred in the ordinary course of business; (iii) indebtedness in existence on the date of this AGREEMENT and disclosed in advance to ADMINISTRATIVE AGENT in writing and approved by ADMINISTRATIVE AGENT, (iv) the BOND DEBT provided that the BOND

DOCUMENTS only permit principal payments on such BOND DEBT to be made after the LOAN TERMINATION DATE applicable to the TERM LOANS or such earlier time as the TERM LOANS have been indefeasibly paid in full and (iv) indebtedness set forth on Schedule 6.4.9, attached hereto and by this reference made a part hereof, if any.  BORROWER shall not borrow other than pursuant to this AGREEMENT or as otherwise permitted hereunder, without permission of ADMINISTRATIVE AGENT.  Provided, however, ADMINISTRATIVE AGENT consents to BORROWER in the ordinary course of its business, borrowing up to $100,000.00 each year, without further permission from ADMINISTRATIVE AGENT.

6.4.10      Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any entity directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other entity, or to any partner or employee of BORROWER, or of any such entity.

6.4.11      After completion of the PROJECT, make, or commit to make, capital expenditures (including the total amount of any capital leases, but excluding ADMINISTRATIVE AGENT approved plant construction) in an aggregate amount exceeding $1,000,000.00 in any single fiscal year, nor capital expenditures not included in a ADMINISTRATIVE AGENT approved CAPEX BUDGET.

6.4.12      BORROWER will not pay, declare or make, or agree to pay, declare or make, directly or indirectly, any dividend or distribution on any class of its membership interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any membership interest, or any options, warrants, or other rights to purchase any of the foregoing, whether now or hereafter outstanding, or any payment in respect of INDEBTEDNESS, except for scheduled interest payments on the BOND DEBT, whether or not subordinated to the OBLIGATIONS, (each such dividend, distribution, set aside or payment, a “Restricted Payment”), except, after the CONSTRUCTION LOAN TERMINATION DATE:

(a)           So long as no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of the TAX DISTRIBUTION described in this subsection, BORROWER may make TAX DISTRIBUTIONS to its members within thirty (30) days prior to each June 15, September 15 and January 15, each in an amount equal to one fourth (¼) of the estimated income tax liability to be incurred for such year by BORROWER’s members by reason of their membership interest in BORROWER, based upon the most recent financial information available to BORROWER.

(b)           BORROWER may make a final TAX DISTRIBUTION to its members within thirty (30) days prior to each April 15, so long as (a) no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of such final TAX DISTRIBUTION described in this Section 6.4.12(b) and the distributions permitted in Section 6.4.12(c), (b) BORROWER has delivered to ADMINISTRATIVE AGENT

BORROWER’s annual audited financial statements and compliance certificates as required in this AGREEMENT and (c) BORROWER is in compliance with all of the financial and other covenants provided for in this AGREEMENT and will remain so after giving effect to the payment of such final TAX DISTRIBUTION described in this Section 6.4.12(b) and the distributions permitted in Section 6.4.12(c), in an amount not to exceed the positive difference between the total tax liability of BORROWER’s members incurred by reason of their membership interest in BORROWER and the amounts previously distributed to such members pursuant to Section 6.4.12(a), provided, that if the difference between the total tax liability of BORROWER’s members incurred by reason of their membership interest in BORROWER and the amounts previously distributed to such members pursuant to Section 6.4.12(a) is zero or a negative number, then no final TAX DISTRIBUTIONS may be made by BORROWER under this Section 6.4.12(b).

(c)           So long as (a) no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of the distribution described in this Section 6.4.12(c) and the year ending quarter TAX DISTRIBUTION described in Section 6.4.12(b), (b) BORROWER has delivered to ADMINISTRATIVE AGENT BORROWER’s annual audited financial statements and compliance certificates as required in this AGREEMENT and (c) BORROWER is in compliance with all of the financial and other covenants provided for in this AGREEMENT and will remain so after giving effect to the payment of such distribution described in this Section 6.4.12(c) and the year ending quarter TAX DISTRIBUTION described Section 6.4.12(b), BORROWER may make one distribution of NET INCOME each fiscal year, less any TAX DISTRIBUTIONS previously made pursuant to Sections 6.4.12(a) and 6.4.12(b), based upon the NET INCOME of BORROWER for the immediately preceding fiscal year in an amount not to exceed the percentage of BORROWER’s NET INCOME for such preceding fiscal year determined as follows:

If BORROWER’s LEVERAGE RATIO is:	Allowable distributions up to:

Greater than or equal to 1.00 : 1.00	45%
Less than 1.00 : 1.00 but greater than 0.75 : 1.00	55%
Less than 0.75 : 1.00	65%

Notwithstanding anything contained in this Agreement to the contrary, in no event shall any distributions, including, but not limited to TAX DISTRIBUTIONS, be made prior to BORROWER’s full payment and satisfaction of all of BORROWER’S OBLIGATIONS which have accrued to the date of payment of such distributions including TAX DISTRIBUTIONS.  Further, in no event shall any distributions be made prior to BORROWER’s full payment of all of BORROWER’S OBLIGATIONS which have accrued to the date of payment of such distributions, including the application of EXCESS CASH FLOW as provided for in this AGREEMENT.  In no event shall total distributions for any fiscal year permitted in Sections 6.4.12(a) – Section 6.4.12(c) exceed the amounts calculated in the table above.

Distributions in respect of NET INCOME for the prior year may not be paid until after confirmation of NET INCOME in BORROWER’s financial statements submitted pursuant to Section 5.01(a).

6.4.13      Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to ADMINISTRATIVE AGENT in writing.

6.4.14      Make sales to or purchases from any affiliate of BORROWER or extend credit or make payments for services rendered by any affiliate of BORROWER, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of BORROWER.

6.4.15      Sell or dispose of all or substantially all its assets.

6.4.16      Redeem, purchase, or retire any of its membership interests or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding membership interests of BORROWER; provided however, that BORROWER may redeem, purchase or retire its membership interest with funds that otherwise would be available for distribution pursuant to Section 6.4.12(iii) above.

6.4.17      BORROWER will not make or consent to any changes in the PLANS or to any change orders or become a party to any contract for the performance of any work related to the PROJECT or for the supplying of any labor, materials or services for the construction of improvements that would have the effect of increasing the costs of the PROJECT more than $250,000.00 individually (or $500,000.00 in the aggregate with previous such cost increases) above those set forth in the TOTAL PROJECT COST STATEMENT, except in such amounts and upon such terms and with such parties as are approved in writing by the REQUIRED LENDERS.  No approval by the REQUIRED LENDERS of any contract or change order will make BANKS responsible for the adequacy, form or content of such contract or change order.  BORROWER will expeditiously complete and fully pay for the development and construction of the PROJECT in a good and workmanlike manner and in accordance with the contracts, subcontracts and PLANS submitted to ADMINISTRATIVE AGENT and in compliance with all applicable PERMITS and the requirements of all Governmental Authorities, and any covenants, conditions, restrictions and reservations applicable thereto, so that the COMPLETION DATE occurs when provided for in this AGREEMENT.  BORROWER assumes full responsibility for the compliance of the PLANS and the PROJECT with all requirements of all PERMITS, Governmental Authorities and with sound building and engineering practices, and notwithstanding any approvals by ADMINISTRATIVE AGENT or the REQUIRED LENDERS, as applicable, AGENTS and BANKS have no obligation or responsibility whatsoever for the PLANS or any other matter incident to the PROJECT or related to the construction and/or operation of the PROJECT.

BORROWER will correct or cause to be corrected (a) any defect in improvements related to the PROJECT, (b) any departure from the PLANS, PERMITS or any requirements of any Governmental Authorities, and (c) any encroachment by any part of any structure located on the LAND on any building line, easement, property line or restricted area.  BORROWER will cause all roads necessary for the efficient operation of the PROJECT to be completed and dedicated (if dedication thereof is required by any Governmental Authority), the bearing capacity of the soil on the LAND to be made sufficient to support all improvements thereon, and sufficient local utilities to be made available to the PROJECT and installed at costs (if any) set out in the TOTAL PROJECT COST STATEMENT or SWORN CONSTRUCTION COST STATEMENT, on or before the COMPLETION DATE.  No work may be performed pursuant to any change order or pending change order to the PLANS prior to delivery thereof to ADMINISTRATIVE AGENT.  BORROWER will not incorporate into the PROJECT any materials, fixtures, equipment or property that are subject to the liens or claims of any other Person however created or arising by operation of law except as permitted in this AGREEMENT.

6.4.18  Without the prior written consent of ADMINISTRATIVE AGENT, BORROWER will not exercise any option BORROWER may have to call for redemption or otherwise prepay all or any part of the BOND DEBT, or prepay any Basis Payments under the BOND LEASE.

SECTION 7 EVENTS OF DEFAULT, Rights and Remedies.

7.1                                 EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give ADMINISTRATIVE AGENT the right to exercise its remedies under this AGREEMENT:

7.1.1         BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANKS.

7.1.2         BORROWER shall fail to provide reports and other information and otherwise comply with the provisions of Section 6.1 above when due.

7.1.3       BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder (other than BORROWER’s obligations under Sections 4, 6.1, 6.2, 6.3.2, 6.3.4, 6.3.8, 6.3.13 and Section 6.4 hereof) or under any of the LOAN DOCUMENTS.

7.1.4       BORROWER shall fail to pay any INDEBTEDNESS in an aggregate principal amount in excess of $100,000.00 due any third party, and such failure shall continue beyond any applicable grace period, or BORROWER shall default under any material agreement binding BORROWER, and such default shall continue beyond any applicable grace period.

7.1.5       Any financial statement, representation, warranty, or certificate made or furnished by or with respect to BORROWER to AGENT in connection with this AGREEMENT, or as an inducement to BANKS to enter into this AGREEMENT, or in any separate statement or document to be delivered to AGENT hereunder, shall be materially false, incorrect, or incomplete when made.

7.1.6       BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.

7.1.7       Proceedings in bankruptcy, or for reorganization of BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by BORROWER and, except with respect to any such proceedings instituted by BORROWER, shall not be discharged within sixty (60) days of their commencement.

7.1.8       A receiver or trustee shall be appointed for BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of BORROWER, and except with respect to any such appointments requested or instituted by BORROWER, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by BORROWER, such proceedings shall not be discharged within sixty (60) days of their commencement, or BORROWER shall discontinue business or materially change the nature of its business.

7.1.9       BORROWER shall suffer final judgments for payment of money aggregating in excess of $100,000.00 which are not covered, without reservation, by insurance and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

7.1.10     A judgment creditor of BORROWER shall obtain possession of any of BANKS’ collateral by any means, including (without implied limitation) attachment, levy, distraint, replevin, or self-help which is reasonably likely to have a MATERIAL ADVERSE EFFECT.

7.1.11       The construction of the PROJECT is abandoned or shall be unreasonably delayed or be discontinued for a period of thirty (30) consecutive calendar days, in each instance for reasons other than acts of God, fire, storm, adverse weather, strikes, blackouts, labor difficulties, riots, inability to obtain materials, equipment or labor, governmental restrictions or any similar cause not subject to BORROWER’s control and other than a change in the DESIGN-BUILDER as provided in Section 7.1.14.

7.1.12 BORROWER at any time prior to the completion of the PROJECT, shall delay construction or suffer construction to be delayed for any period of time, for any reason whatsoever, so that the completion of the PROJECT in accordance with the PLANS approved by ADMINISTRATIVE AGENT cannot be accomplished, in the reasonable judgment of ADMINISTRATIVE AGENT, by the COMPLETION DATE.

7.1.13       The PROJECT is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of ADMINISTRATIVE AGENT, is not adequately covered by insurance actually collected or in the process of collection.

7.1.14     Fagen, Inc. shall cease to be the DESIGN-BUILDER and BORROWER has not replaced the DESIGN-BUILDER, within thirty (30) days following the termination of the same with the replacement contractor to the satisfaction of ADMINISTRATIVE AGENT, which ADMINISTRATIVE AGENT approval shall not be unreasonably withheld, but which approval may include a bonding requirement in the reasonable exercise of ADMINISTRATIVE AGENT’s judgment.

7.1.15       Any entity described in any MARKETING AND RISK MANAGEMENT CONTRACTS approved by ADMINISTRATIVE AGENT ceases to be the marketing agent of BORROWER, and BORROWER has not within thirty (30) days following termination of any of the foregoing obtained a replacement to ADMINISTRATIVE AGENT’s satisfaction, which ADMINISTRATIVE AGENT approval will not be unreasonably withheld.

7.1.16      BORROWER shall fail to maintain a general manager acceptable to ADMINISTRATIVE AGENT, or if BORROWER has not within thirty (30) days following a termination of any such person obtained a replacement to ADMINISTRATIVE AGENT’s satisfaction, which ADMINISTRATIVE AGENT approval shall not unreasonably be withheld.

7.1.17      The filing of any mechanics’, construction, materialmens’ or similar liens upon the PROPERTY and/or against the PROJECT which are not released or bonded against (in a manner satisfactory to ADMINISTRATIVE AGENT) for a period in excess of ten (10) BANKING DAYS after the filing date of such lien, unless such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such lien in the event of an adverse determination.

7.1.18      If BORROWER defaults under, or suffers a default to exist under, or fails to comply with, keep or perform its obligations under, the CONSTRUCTION CONTRACT or any other contract relating to the PROJECT to which BORROWER is a party, or the CONSTRUCTION CONTRACT or any such other contract relating to the PROJECT is terminated without the prior written consent of ADMINISTRATIVE AGENT, which consent shall not be unreasonably withheld.

7.1.19      The occurrence of a material deviation or change in the PLANS approved by ADMINISTRATIVE AGENT without the prior written approval of ADMINISTRATIVE AGENT, which approval shall not be unreasonably withheld.

7.1.20      BORROWER fails to timely comply with its obligations contained in that certain POST CLOSING LETTER of even date herewith between AGENT and BORROWER relating to BORROWER’s post-closing obligations.

7.1.21      BORROWER defaults under any contract for the provision of electricity, natural gas, water or water service or any other utility, or any such contract is terminated, revoked, altered, amended or restated without the prior written consent of ADMINISTRATIVE AGENT.

7.1.22      BORROWER defaults under any grain procurement contract or any such contract is terminated, revoked, altered, amended or restated without the prior written consent of ADMINISTRATIVE AGENT.

7.1.23      BORROWER fails to timely make any payment required after an EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE to bring the outstanding principal balance of the LONG TERM REVOLVING NOTE within the MAXIMUM AVAILABILITY after each such EXCESS CASH FLOW REDUCTION DATE or REDUCTION DATE.

7.1.24      Any WATER EASEMENT terminates, is removed or BORROWER’s rights thereunder are materially adversely affected.

7.1.25      BORROWER fails to comply with the terms, conditions, limitations and restrictions contained in any PERMIT, or any PERMIT is revoked.

7.1.26      Any default or event of default occurs on the BOND LEASE or any other BOND DOCUMENT and continues beyond any applicable grace or notice and cure period, the BOND LEASE terminates for any reason, the City exercises or attempts to exercise any remedies under the BOND LEASE, or the proceeds of the BONDS become no longer available to pay qualifying expenses on the PROJECT for any reason.

7.1.27      BORROWER fails to continuously operate the PROJECT at or near its capacity as listed in the Performance Guarantee Criteria portion of the CONSTRUCTION CONTRACT.

7.2           Rights and Remedies.  If an EVENT OF DEFAULT shall have occurred and be continuing, ADMINISTRATIVE AGENT may refrain from making any further disbursements hereunder (but ADMINISTRATIVE AGENT may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and ADMINISTRATIVE AGENT may exercise any or all of the following rights and remedies:

7.2.1        ADMINISTRATIVE AGENT may declare the OBLIGATIONS to be terminated, whereupon the same shall forthwith terminate, and ADMINISTRATIVE AGENT shall have no further obligation to make any advances thereunder.

7.2.2        ADMINISTRATIVE AGENT may declare the entire unpaid principal amount of the OBLIGATIONS then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon the OBLIGATIONS, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by BORROWER.

7.2.3        AGENT may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.

7.2.4        AGENT may enter upon the PROPERTY, if allowed under applicable law, and take possession thereof, together with the PROJECT then in the course of construction, and proceed either in its own name or in the name of BORROWER, as the attorney-in-fact of BORROWER (which authority is coupled with an interest and is irrevocable by BORROWER) to complete or cause to be completed the PROJECT, at the cost and expense of BORROWER.  If ADMINISTRATIVE AGENT elects to complete or cause to be completed the PROJECT, it may do so according to the PLANS or according to such changes, alterations or modifications in and to the PLANS as ADMINISTRATIVE AGENT may reasonably deem appropriate; and ADMINISTRATIVE AGENT may enforce or cancel all contracts let by BORROWER relating to construction of the PROJECT, and/or let other contracts which in ADMINISTRATIVE AGENT’s reasonable judgment, ADMINISTRATIVE AGENT deems advisable; and BORROWER shall forthwith turn over and duly assign to ADMINISTRATIVE AGENT, as ADMINISTRATIVE AGENT may from time to time require, contracts not already assigned to AGENT relating to construction of the PROJECT, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the PROJECT, whether paid or not, and any other instruments or records in the possession of BORROWER pertaining to the PROJECT.  In addition, ADMINISTRATIVE AGENT and its contractors and agents may utilize all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by BORROWER, whether or not previously incorporated into the PROJECT, and BANKS may pay, settle or compromise all bills or claims which may become a lien against the PROPERTY and/or the PROJECT, or any portion thereof.  BORROWER shall be liable under this AGREEMENT to pay to ADMINISTRATIVE AGENT, on demand, any amount or amounts reasonably expended by BANKS in so completing the PROJECT, together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the LOAN DOCUMENTS. In the event that a proceeding is instituted against BORROWER for recovery and reimbursement of any moneys expended by BANKS in connection with the completion of the PROJECT, a statement of such expenditures, verified by the affidavit of an officer of ADMINISTRATIVE AGENT, shall be prima facie evidence of the amounts so expended and of the appropriateness and advisability of such expenditures; and the burden of proving to the contrary shall be upon BORROWER. ADMINISTRATIVE AGENT shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the PROJECT and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of ADMINISTRATIVE AGENT, to complete the PROJECT, BORROWER agrees to promptly deliver and pay to ADMINISTRATIVE AGENT such sum or sums of money as ADMINISTRATIVE AGENT may from time to time demand for the purpose of completing the PROJECT or of paying any liability, charge or expense which may have been incurred or assumed by ADMINISTRATIVE AGENT under or in performance of this AGREEMENT, or for the purpose of completing the PROJECT. It is expressly understood and agreed that in no event shall BANKS be obligated, or liable in any way to complete the PROJECT or to pay for the costs of construction thereof beyond the amount of the CONSTRUCTION LOAN.

7.2.5        The ADMINISTRATIVE AGENT is hereby authorized at any time, and from time to time, without written notice to BORROWER (any such notice being expressly waived by BORROWER) and without regard to the source of any funds, to instruct AGENT to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the BANKS to or for the credit or the account of BORROWER against any and all of the obligations of BORROWER now or hereafter existing under this AGREEMENT or the LOANS or any other LOAN DOCUMENT, irrespective of whether or not the ADMINISTRATIVE AGENT shall have made any demand under this AGREEMENT or such other LOAN DOCUMENT and although such obligations may be unmatured.  The ADMINISTRATIVE AGENT agrees promptly to notify BORROWER after any such setoff and the application thereof, however, the parties hereto agree that the failure to give such notice shall in no way affect the validity of such setoff and the application.  The rights of the AGENT and the BANKS under this Section 7.2.5 are in addition to other rights and remedies the AGENT and the BANKS may have.

7.2.6        AGENT may exercise any other rights and remedies available to it by law, in equity or agreement.

SECTION 8 Miscellaneous.

8.1           Inspections.  In addition to the inspections provided for under Section 6.3.8 of this AGREEMENT above, BORROWER, DESIGN-BUILDER and the other general contractors on the PROJECT shall be responsible for making inspections of the PROJECT during the course of construction and shall determine to their own satisfaction that the work done or materials supplied by the DESIGN-BUILDER or any general contractor or SUBCONTRACTOR to whom payment is to be made out of each disbursement has been properly done or supplied in accordance with the CONSTRUCTION CONTRACT. If any work done or materials supplied by the DESIGN-BUILDER or any SUBCONTRACTOR are not satisfactory to BORROWER and/or its DESIGN-BUILDER and the same is not remedied within fifteen (15) days of the discovery thereof, BORROWER will immediately notify ADMINISTRATIVE AGENT in writing of such fact. It is expressly understood and agreed that ADMINISTRATIVE AGENT and the INDEPENDENT INSPECTOR or other party designated by AGENT may conduct such inspections of the PROJECT, subject to the limitations expressed in this AGREEMENT, as AGENT may deem necessary for the protection of BANKS’ interest, and that any inspections which may be made of the PROJECT by AGENT will be made, solely for the benefit and protection of AGENT and the BANKS, and that BORROWER will not rely thereon.

8.2           Indemnification by BORROWER.  BORROWER shall bear all loss, expense (including reasonable attorneys’ fees) and damage in connection with, and agrees to reimburse, indemnify, defend and hold harmless BANKS, their respective agents, servants and employees from, all claims, demands and judgments made or recovered against BANKS, their respective agents, servants and employees, because of damages, fines, fees, penalties or other charges, bodily injuries, including death at any time resulting there from, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, the operation of the PROJECT, permits applicable to the PROJECT (including, but not limited to, noncompliance with such permits) and other matters relating to the PROJECT, whether or not due to any act of omission or commission, including negligence of BORROWER or the DESIGN-BUILDER or of its or their employees, servants or agents, other than gross negligence or willful misconduct of BANKS or their respective agents.  BORROWER’s liability hereunder shall not be limited to the extent of insurance carried by or provided by BORROWER or subject to any exclusion from coverage in any insurance policy.  OBLIGATIONS of BORROWER under this Section shall survive the payment of the CONSTRUCTION NOTES and the TERM NOTES.  Notwithstanding the foregoing, BORROWER’s liability hereunder shall terminate at such time as a private or governmental plaintiff is barred by the applicable statute of limitations from bringing a claim for the actions giving rise to any BANK’s claim for indemnification hereunder.

8.3           No Waiver; Cumulative Remedies.  No failure or delay on the part of AGENT or BORROWER in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law or in equity.

8.4           Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any of the LOAN DOCUMENTS or consent to any departure by BORROWER therefrom shall be effective unless the same shall be in writing and signed by the applicable AGENT and BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on BORROWER in any case shall entitle BORROWER to any other or further notice or demand in similar or other circumstances.

8.5           Addresses for Notices, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and sent by first class certified mail, return receipt requested, recognized overnight courier or telecopy (if by telecopy with a confirmation mailed within two BUSINESS DAYS thereafter), to the applicable party at its address indicated below:

If to BORROWER:	Highwater Ethanol, LLC
205 North Main Street, P.O. Box 96
Lamberton, Minnesota 56152
Attention: President
	Telecopy:	507-752-6162

If to AGENT:	First National Bank of Omaha
1620 Dodge St. STOP 1050
Omaha, NE 68197-1050
Attention: Jeremy Reineke
Telecopy: 402-633-3519

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails or with an overnight courier, addressed as aforesaid, or, when telecopied, is effective when confirmation of receipt is received, except that notices or requests to AGENT pursuant to any of the provisions hereunder shall not be effective until received by AGENT.

8.6           Time of Essence.  Time is of the essence in the performance of this AGREEMENT.

8.7           Execution in Counterparts.  The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8.8           Binding Effect, Assignment.  The LOAN DOCUMENTS to which they are parties shall be binding upon and inure to the benefit of BORROWER and BANKS and their respective successors and assigns, except that BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of ADMINISTRATIVE AGENT which consent shall not be unreasonably withheld.  Each BANK is extending its COMMITMENTS in the LOANS for its own account, and no BANK may participate, subparticipate, assign or otherwise transfer any of its COMMITMENTS or interests in the LOANS without the prior written consent of ADMINISTRATIVE AGENT, which consent shall not be unreasonably withheld, and ADMINISTRATIVE AGENT shall notify BORROWER of any such participation, subparticipation, assignment or transfer.

8.9           Governing Law.  The LOAN DOCUMENTS, to the extent they do not otherwise provide, shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

8.10         Severability of Provisions.  Any provision of this AGREEMENT, which is prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.11         Headings.  Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

8.12         Integration.  This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

8.13         Post-Closing Matters.  BORROWER, AGENT, and the BANKS acknowledge that the closing of the LOANS provided for herein may occur prior to the time BORROWER has delivered to AGENT all of the items, documents, consents and certifications required pursuant to the terms and provisions of this AGREEMENT.  In the event thereof, BORROWER agrees to execute and deliver to AGENT at CLOSING a post closing letter in form and substance acceptable to ADMINISTRATIVE AGENT (the “POST CLOSING LETTER”).  BORROWER acknowledges and agrees that, notwithstanding any terms or provisions of this AGREEMENT to the contrary, AGENT and the BANKS are not, and shall not be, required to make available or fund any portion of the LOANS provided for in this AGREEMENT until each of the items, documents, consents and certifications described in the POST CLOSING LETTER have been delivered to ADMINISTRATIVE AGENT in form and content reasonably acceptable to ADMINISTRATIVE AGENT.

SECTION 9  AGENT

Section 9.1             Appointment and Authority.

(a)  Each of the BANKS (in its capacity as a BANK) hereby irrevocably appoints, designates and authorizes AGENT to take such action on its behalf under the provisions of this AGREEMENT and each other LOAN DOCUMENT and to exercise such powers and perform such duties as are expressly delegated to AGENT by the terms of this AGREEMENT or any other LOAN DOCUMENT, together with such actions as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of AGENT and the BANKS, and neither the BORROWER nor any other PERSON shall have rights as a third party beneficiary of any of such provisions.

                (b)  Each BANK hereby appoints FNBO as its ADMINISTRATIVE AGENT under and for purposes of each LOAN DOCUMENT.  FNBO hereby accepts this appointment and agrees to act as the ADMINISTRATIVE AGENT for the BANKS in accordance with the terms of this AGREEMENT.  Each BANK appoints and authorizes the ADMINISTRATIVE AGENT to act on behalf of such BANK under each LOAN DOCUMENT and, in the absence of other written instructions from the REQUIRED BANKS received from time to time by the ADMINISTRATIVE AGENT (with respect to which the ADMINISTRATIVE AGENT agrees that it will comply, except as otherwise provided in this Section 9.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the ADMINISTRATIVE AGENT by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the ADMINISTRATIVE AGENT shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the ADMINISTRATIVE AGENT have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the ADMINISTRATIVE AGENT.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT or any other LOAN DOCUMENT with reference to the ADMINISTRATIVE AGENT is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)  Each BANK (in its capacity as a BANK) hereby appoints FNBO as its COLLATERAL AGENT under and for purposes of each LOAN DOCUMENT.  FNBO hereby accepts this appointment and agrees to act as the COLLATERAL AGENT for the BANKS in accordance with the terms of this AGREEMENT.  Each of the BANKS hereby irrevocably appoints and authorizes the COLLATERAL AGENT to act as the agent of such BANK for purposes of acquiring, holding and enforcing any and all mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances of any nature on collateral granted by BORROWER or other PERSON to the COLLATERAL AGENT in order to secure any of the OBLIGATIONS, together with such powers and discretion as are reasonably incidental thereto. In this connection the COLLATERAL AGENT, and any co-agents, sub-agents and attorneys-in-fact appointed by the COLLATERAL AGENT, as the case may be, pursuant to Section 9.5 for purposes of holding or enforcing any mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances of any nature on any collateral (or any portion thereof) granted under the LOAN DOCUMENTS, or for exercising any rights and remedies thereunder at the direction of the COLLATERAL AGENT, as the case may be, shall be entitled to the benefits of all provisions of this Section 9 as if set forth in full herein with respect thereto.  Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the COLLATERAL AGENT shall not have any duties or responsibilities, except those expressly set forth herein or in the other LOAN DOCUMENTS, nor shall the COLLATERAL AGENT have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the COLLATERAL AGENT.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT or any other LOAN DOCUMENT with reference to the COLLATERAL AGENT is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)  Each BANK hereby appoints and authorizes the COLLATERAL AGENT to act as depository for the COLLATERAL AGENT, on behalf of the BANKS, and as the securities intermediary or bank with respect to any securities accounts held with the COLLATERAL AGENT for the benefit of the COLLATERAL AGENT, on behalf of the BANKS, with such powers as are expressly delegated to the COLLATERAL AGENT by the terms of this AGREEMENT, together with such other powers as are reasonably incidental thereto. The COLLATERAL AGENT hereby accepts this appointment and agrees to act as the depository for the COLLATERAL AGENT, on behalf of the BANKS, and as the securities intermediary or bank with respect to securities accounts held with the COLLATERAL AGENT, for the benefit of the COLLATERAL AGENT, on behalf of the BANKS, in accordance with the terms of this AGREEMENT.  Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the COLLATERAL AGENT shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the COLLATERAL AGENT have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the COLLATERAL AGENT.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT with reference to the COLLATERAL AGENT is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.2             Rights as a BANK.  Each Person serving as AGENT hereunder or under any other LOAN DOCUMENT shall have the same rights and powers in its capacity as a BANK as any other BANK and may exercise the same as though it were not an AGENT.  Each such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with BORROWER or affiliate thereof as if such Person were not an AGENT hereunder and without any duty to account therefor to the BANKS or any other AGENT.

Section 9.3             Exculpatory Provisions.  No AGENT shall have any duties or obligations except those expressly set forth herein and in the other LOAN DOCUMENTS.  Without limiting the generality of the foregoing, no AGENT shall:

(i)            be subject to any fiduciary or other implied duties, regardless of whether an EVENT OF DEFAULT has occurred and is continuing;

(ii)           have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other LOAN DOCUMENTS that such AGENT is required to exercise as directed in writing by the REQUIRED BANKS; provided that such AGENT shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the AGENT to liability or that is contrary to any LOAN DOCUMENT or applicable law; or

(iii)          except as expressly set forth herein and in the other LOAN DOCUMENTS, have any duty to disclose, nor shall any AGENT be liable for any failure to disclose, any information relating to BORROWER or any of its affiliates that is communicated to or obtained by the PERSON serving as an AGENT or any of its affiliates in any capacity.

No AGENT shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the REQUIRED BANKS (or such other number or percentage of the Lenders as may be necessary, or as such AGENT may believe in good faith to be necessary, under the circumstances as provided in Section 9) or (ii) in the absence of its own gross negligence or willful misconduct.  Each AGENT shall be deemed not to have knowledge of any EVENT OF DEFAULT unless and until notice describing such EVENT OF DEFAULT is given to such AGENT in writing by BORROWER.

No AGENT shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this AGREEMENT or any other LOAN DOCUMENT, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any EVENT OF DEFAULT, (iv) the validity, enforceability, effectiveness or genuineness of this AGREEMENT, any other LOAN DOCUMENT or any other agreement, instrument or document, or the perfection or priority of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature created or purported to be created by any LOAN DOCUMENT, or (v) the satisfaction of any condition set forth in this AGREEMENT or any other LOAN DOCUMENT, other than to confirm receipt of items expressly required to be delivered to any such AGENT.

9.4           Reliance by AGENT.  Each AGENT shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper PERSON.  Each AGENT also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper PERSON, and shall not incur any liability for relying thereon.  Each AGENT may consult with legal counsel (who may be counsel for any of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties.  Each AGENT may perform any and all of its duties and exercise any and all of its rights and powers hereunder or under any other LOAN DOCUMENT by or through any one or more sub-agents appointed by such AGENT.  Each AGENT and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective affiliates or subsidiaries.  The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the affiliates and subsidiaries of such AGENT and any such sub-agent, and shall apply to their respective activities in connection with their acting as AGENT.

9.6           Resignation or Removal of AGENT.  Any AGENT may resign from the performance of all of its functions and duties hereunder and/or under the other LOAN DOCUMENTS at any time by giving thirty (30) days’ prior notice to BORROWER and the BANKS.  Any AGENT also may be removed at any time by the REQUIRED BANKS upon thirty (30) days’ prior notice. Such resignation or removal shall take effect upon the appointment of a successor AGENT, in accordance with this Section 9.6.

Upon any notice of resignation by any AGENT or upon the removal of any AGENT by the REQUIRED BANKS, the BANKS shall, so long as no EVENT OF DEFAULT has occurred and is continuing, with the consent (not to be unreasonably withheld or delayed) of BORROWER, appoint a successor to such AGENT hereunder and under each other LOAN DOCUMENT who shall be a commercial bank having a combined capital and surplus of at least Two Hundred Fifty Million and No/100ths Dollars ($250,000,000.00).  If no successor AGENT has been appointed by the BANKS within thirty (30) days after the date such notice of resignation was given by such AGENT or the REQUIRED BANKS elected to remove such AGENT, any BANK may petition any court of competent jurisdiction for the appointment of a successor AGENT.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor AGENT, as applicable, who shall serve as such AGENT, hereunder and under each other LOAN DOCUMENT until such time, if any, as the BANKS appoint a successor AGENT, as provided above.  Upon the acceptance of a successor’s appointment as an AGENT hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed AGENT, and the retiring or removed AGENT shall be discharged from all of its duties and obligations hereunder or under the other LOAN DOCUMENTS.  After the retirement or removal of any AGENT hereunder and under the other LOAN DOCUMENTS, the provisions of this Section 9 shall continue in effect for the benefit of such retiring or removed AGENT, its sub-agents and their respective affiliates and subsidiaries in respect of any actions taken or omitted to be taken by any of them while the retiring AGENT was acting as AGENT.

If a retiring or removed AGENT is the COLLATERAL AGENT, such COLLATERAL AGENT will promptly transfer all of the deposit accounts and security accounts of BORROWER relating to this AGREEMENT to the possession or control of the successor COLLATERAL AGENT, and the COLLATERAL AGENT and BORROWER will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the COLLATERAL AGENT with respect thereto to the successor COLLATERAL AGENT.

If a retiring or removed AGENT is the COLLATERAL AGENT, such COLLATERAL AGENT will promptly transfer any collateral for the LOANS in the possession or control of such COLLATERAL AGENT to the successor COLLATERAL AGENT, and the COLLATERAL AGENT and BORROWER will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the COLLATERAL AGENT with respect to such collateral property for the LOANS to the successor COLLATERAL AGENT.

9.7           No Amendment to Duties of AGENT Without Consent.  No AGENT shall be bound by any waiver, amendment, supplement or modification of this AGREEMENT or any other LOAN DOCUMENT that affects its rights or duties hereunder or thereunder unless such AGENT shall have given its prior written consent, in its capacity as AGENT, thereto.

9.8           Non-Reliance on AGENT and Other BANKS.  Each BANK acknowledges that it has, independently and without reliance upon any AGENT or any other BANK or any of their affiliates or subsidiaries and based on such documents and information as it has deemed appropriate, made its own credit analysis of the PROJECT and BORROWER and has made its own decision to enter into this AGREEMENT and make the LOANS.  Each BANK also acknowledges that it will, independently and without reliance upon any AGENT or any other BANK or any of their affiliates or subsidiaries and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this AGREEMENT, any other LOAN DOCUMENT or any related agreement or any document furnished hereunder or thereunder.

9.9           COLLATERAL AGENT May File Proofs of Claim.  In case of the pendency of any bankruptcy or insolvency proceeding relative to BORROWER (including any event described in Sections 7.1.6, 7.1.7 or 7.1.8 of this AGREEMENT, the COLLATERAL AGENT (irrespective of whether the principal of any LOAN shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the COLLATERAL AGENT or any other

BANK shall have made any demand on BORROWER) shall be entitled and empowered, but shall not be obligated to, by intervention in such proceeding or otherwise:

9.9.1        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the LOANS and all other OBLIGATIONS that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the BANKS (including any claim for the reasonable compensation, expenses, disbursements and advances of the BANKS and their respective agents and counsel and all other amounts due the BANKS under this AGREEMENT or the other LOAN DOCUMENTS) allowed in such judicial proceeding;

9.9.2        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

9.9.3        any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each BANK to make such payments to the COLLATERAL AGENT and, in the event that the COLLATERAL AGENT may consent to the making of such payments directly to the BANKS, to pay to the COLLATERAL AGENT any amount due for the reasonable compensation, expenses, disbursements and advances of the AGENT and their respective agents and counsel, and any other amounts due the AGENT under this AGREEMENT and the other LOAN DOCUMENTS.

9.10         Collateral Matters.  The BANKS irrevocably authorize the COLLATERAL AGENT, upon the direction of the ADMINISTRATIVE AGENT, to release any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property granted to or held by the COLLATERAL AGENT under any LOAN DOCUMENT upon BORROWER’s full and final satisfaction of the OBLIGATIONS.  Upon request by the COLLATERAL AGENT at any time, the BANKS will confirm in writing the COLLATERAL AGENT’s authority to release its interest in particular types or items of property pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the COLLATERAL AGENT will, at BORROWER’s expense, execute and deliver to BORROWER such documents as BORROWER may reasonably request to evidence the release of such item of collateral from the assignment and security interest granted under the LOAN DOCUMENTS in accordance with the terms of the LOANS DOCUMENTS and this Section 9.10.

Notwithstanding anything to the contrary in any LOAN DOCUMENT, the powers conferred on the COLLATERAL AGENT under the LOAN DOCUMENTS are solely to protect its interest (on behalf of the BANKS) in the collateral securing the LOANS and shall not impose any duty upon it to exercise any such powers.  Except for the reasonable care of any such collateral in its possession and the accounting for moneys actually received by it under the LOAN DOCUMENTS, the COLLATERAL AGENT shall have no duty as to any such collateral, or responsibility, for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property constituting collateral, whether or not the COLLATERAL AGENT has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any such collateral.  The COLLATERAL AGENT shall be deemed to have exercised reasonable care in the custody and preservation of any collateral in its possession if such collateral is accorded treatment substantially equal to that which it accords its own property.

The COLLATERAL AGENT shall not be liable for interest on any money or assets received by it.  Assets held in trust by the COLLATERAL AGENT need not be segregated from other assets except to the extent required by law.

Before the COLLATERAL AGENT acts or refrains from acting, it may require a certificate of an appropriate officer of BORROWER at the expense of BORROWER.  The COLLATERAL AGENT shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate.

The COLLATERAL AGENT shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers under the LOAN DOCUMENTS.  The COLLATERAL AGENT shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the COLLATERAL AGENT, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the COLLATERAL AGENT shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to BORROWER, to examine the books, records and premises of BORROWER, personally or by agent or attorney and to consult with the officers and representatives of BORROWER, including BORROWER’s accountants and attorneys.

The COLLATERAL AGENT shall be under no obligation to exercise any of the rights or powers vested in it by the LOAN DOCUMENTS at the request, order or direction of the BANKS unless such BANKS have offered to the COLLATERAL AGENT security or indemnity reasonably satisfactory to the COLLATERAL AGENT against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.  The COLLATERAL AGENT shall not be required to give any bond or surety in respect of the performance of its powers and duties under the LOAN DOCUMENTS.

The COLLATERAL AGENT may from time to time, at its option, perform any act that BORROWER agrees hereunder or under any LOAN DOCUMENT to perform and that BORROWER shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence of an EVENT OF DEFAULT) and the COLLATERAL AGENT may from time to time take any other action that the COLLATERAL AGENT reasonably deems necessary for the maintenance, preservation or protection of any of the collateral for the LOANS or of its security interest therein.

The COLLATERAL AGENT is authorized to endorse, in the name of BORROWER, any item, howsoever received by the COLLATERAL AGENT, representing any payment on or other proceeds of any of the collateral for the LOANS.

9.11         Indemnification.  Each BANK other than AGENT jointly and severally agrees to indemnify AGENT (to the extent not reimbursed by BORROWER), ratably according to the respective

COMMITMENTS of the BANKS, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against AGENT acting as AGENT in any way relating to or arising out of this AGREEMENT or any other LOAN DOCUMENT or any action taken or omitted by AGENT acting as the AGENT under this AGREEMENT or any other LOAN DOCUMENT, provided that no BANK shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from AGENT’s gross negligence or willful misconduct in connection with AGENT acting as AGENT.  Without limitation of the foregoing, each BANK jointly and severally agrees to reimburse AGENT promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by AGENT in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this AGREEMENT or any other LOAN DOCUMENT to the extent that AGENT is not reimbursed for such expenses by BORROWER.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HIGHWATER ETHANOL, LLC

By:	/s/ Brian Kletscher
Brian Kletscher, President

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT and COLLATERAL AGENT

By:	/s/ Jeremy Reineke
Jeremy Reineke, Second
Vice President

AGSTAR FINANCIAL SERVICES, PCA, as a
BANK

By:	/s/ Ron G. Monson
Name:	Ron G. Monson
Title:	VP

UNITED FCS, as a BANK

By:	/s/ Chris Petersen
Name:	Chris Petersen
Title:	VP – Wholesale Lending

FIRST BANK & TRUST, as a BANK

By:	/s/ Keith Eichacker
Name:	Keith Eichacker
Title:	SVP

GRANITE FALLS BANK, as a BANK

By:	/s/ Craig A. Bakkelund
Name:	Craig A. Bakkelund
Title:	Vice President

HERITAGE BANK, as
a BANK

By:	/s/ Don Mathews
Name:	Don Mathews
Title:	Vice President

DEERE CREDIT, INC., as a BANK

By:	/s/ Michael P. Kuehn
Name: Michael P. Kuehn
Title:	Manager, AFS Johnston Credit Operations

EXHIBIT A

Construction Note Form

CONSTRUCTION NOTE

Note Date:	April 24, 2008	$

Maturity Date:  February 26, 2010

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office in Omaha, Nebraska or such other address as BANK or holder may designate from time to time, the principal sum of                                                Dollars ($                          ), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This CONSTRUCTION NOTE is executed pursuant to a Construction Loan Agreement (“LOAN AGREEMENT”) between BORROWER and BANKS dated of even date herewith.  All capitalized terms not otherwise defined in this CONSTRUCTION NOTE shall have the meanings provided in the LOAN AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue at the rate provided for in the LOAN AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and will adjust monthly as described in the LOAN AGREEMENT.

REPAYMENT TERMS.  Until the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, interest only shall be payable monthly, commencing June 8, 2008.  On the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, all principal and accrued interest shall be due and payable.  The LOAN AGREEMENT describes the TERM NOTES that may be used by BORROWER to pay this CONSTRUCTION NOTE.

PREPAYMENT.  The LOAN AGREEMENT contains provisions regarding prepayment.

ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference.  BORROWER agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by BANK if this CONSTRUCTION NOTE is not paid as provided above.  This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska, exclusive of its choice of laws principles.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota
limited liability company

By:
Title:

2

EXHIBIT B

Fixed Rate Note

FIXED RATE NOTE

Note Date:	$

Maturity Date:

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“AGENT”), at its principal office or such other address as AGENT or holder may designate from time to time, the principal sum of                                                                          Dollars ($                    ), or the amount shown on AGENT’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, AGENT’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This FIXED RATE NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANKS dated as of April 24, 2008, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue at the rate provided for in the AGREEMENT, and adjusting as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS.  Principal shall be due and payable in the amounts and on the dates set forth in Schedule I attached to the AGREEMENT, and incorporated herein by reference, and accrued and unpaid interest shall be due and payable in arrears on the same dates that principal installments are due.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on                                               , if not sooner paid.

PREPAYMENT.  This FIXED RATE NOTE may be prepaid in accordance with the terms of the AGREEMENT and the payment of the fees, costs and expenses provided for in the AGREEMENT.

ADDITIONAL TERMS AND CONDITIONS.  This FIXED RATE NOTE is executed pursuant to the AGREEMENT.  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this FIXED RATE NOTE by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this FIXED RATE NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  BANK may rescind any acceleration of this FIXED RATE NOTE without in any way waiving or affecting any acceleration of this FIXED RATE NOTE in the future as a consequence of an EVENT OF DEFAULT.  BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this FIXED RATE NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this FIXED RATE NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this FIXED RATE NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this FIXED RATE NOTE.

[SIGNATURE PAGE FOLLOWS]

2

Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota
limited liability company

By:
Title:

3

EXHIBIT C

Variable Rate Note

VARIABLE RATE NOTE

Note Date:	$

Maturity Date:

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of                                  and 00/100 Dollars ($                              ), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This VARIABLE RATE NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of April 24, 2008, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue at the rate provided for in the AGREEMENT, adjusted as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

INCENTIVE PRICING.  The interest rate applicable to this VARIABLE RATE NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.

REPAYMENT TERMS.  Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.5 of the AGREEMENT.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date, if not sooner paid.

PREPAYMENT.  BORROWER may prepay this VARIABLE RATE NOTE in full or in part at any time; provided, however, that any prepayment fees provided for in the AGREEMENT shall be due at the time of any such prepayment.  Any prepayment may be applied in inverse order of maturity or as BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS.  This VARIABLE RATE NOTE is executed pursuant to the AGREEMENT.  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this VARIABLE RATE NOTE by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this VARIABLE RATE NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  BANK may rescind any acceleration of this VARIABLE RATE NOTE without in any way waiving or affecting any acceleration of this VARIABLE RATE NOTE in the future as a consequence of an EVENT OF DEFAULT.  BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this VARIABLE RATE NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this VARIABLE RATE NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this VARIABLE RATE NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this VARIABLE RATE NOTE.

[SIGNATURE PAGE FOLLOWS]

2

Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota
limited liability company

By:
Title:

3

EXHIBIT D

Long Term Revolving Note

LONG TERM REVOLVING NOTE

Note Date:	$

Maturity Date:

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of                            and 00/100 Dollars ($5,000,000.00) or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This LONG TERM REVOLVING NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANKS dated as of April 24, 2008, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”).  All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue at the rate provided for in the AGREEMENT, adjusted as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE.  Subject to the MAXIMUM AVAILABILITY, BORROWER may reborrow, on a revolving basis, that principal amount repaid on this LONG TERM REVOLVING NOTE.  Pursuant to this revolving loan feature BANK will lend BORROWER, from time to time until maturity of this LONG TERM REVOLVING NOTE such sums as BORROWER may request by reasonable same day notice to BANK, received by BANK not later than 11:00 A.M. on Friday, or the next BANKING DAY thereafter, each week but which shall not exceed in the aggregate principal amount at any one time outstanding, the MAXIMUM AVAILABILITY then applicable to this LONG TERM REVOLVING NOTE.  BORROWER may borrow, repay and reborrow hereunder, from the date of this LONG TERM REVOLVING NOTE until the maturity of this LONG TERM REVOLVING NOTE, said amount or any lesser sum.

INCENTIVE PRICING.  The interest rate applicable to this LONG TERM REVOLVING NOTE is subject to reduction after a date six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.

REPAYMENT TERMS.  Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.5 of the AGREEMENT.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date, if not sooner paid.  On each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of this LONG TERM REVOLVING NOTE the amount necessary to reduce the outstanding principal balance of this LONG TERM REVOLVING NOTE so that it is within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and/or EXCESS CASH FLOW REDUCTION DATE.

PREPAYMENT.  BORROWER may prepay this LONG TERM REVOLVING NOTE in full or in part at any time; provided, however, that any prepayment fees provided for in the AGREEMENT shall be due at the time of any such prepayment.  No payment applied to this LONG TERM REVOLVING NOTE to bring the outstanding principal balance within the MAXIMUM AVAILABILITY shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS.  This LONG TERM REVOLVING NOTE is executed pursuant to the AGREEMENT.  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this LONG TERM REVOLVING NOTE by reference.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this LONG TERM REVOLVING NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  BANK may rescind any acceleration of this LONG TERM REVOLVING NOTE without in any way waiving or affecting any acceleration of this LONG TERM REVOLVING NOTE in the future as a consequence of an EVENT OF DEFAULT.  BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this LONG TERM REVOLVING NOTE made by BANK.

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Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this LONG TERM REVOLVING NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this LONG TERM REVOLVING NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this LONG TERM REVOLVING NOTE.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota
limited liability company

By:
Title:

4

EXHIBIT E

Revolving Promissory Note

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$

Note Date:  April 24, 2008

Maturity Date:  April 24, 2009

On or before April 24, 2009, HIGHWATER ETHANOL, LLC (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”) at its headquarters in Omaha, Nebraska the principal sum hereof, which shall be                            and no/100 Dollars ($                                  ) or so much thereof as may have been advanced by BANK and shown on the records of BANK to be outstanding under this REVOLVING PROMISSORY NOTE and the AGREEMENT (as defined below).  Interest on the principal balance from time to time outstanding will accrue at the rate provided for in the AGREEMENT, adjusting as provided for in the AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on the REVOLVING LOAN shall be payable monthly, in arrears.

The interest rate applicable to this REVOLVING NOTE is subject to reduction after a date six months subsequent to the CONSTRUCTION LOAN TERMINATION DATE, as provided for in Section 2.15 of the AGREEMENT.

This REVOLVING PROMISSORY NOTE is executed pursuant to that certain Construction Loan Agreement dated April 24, 2008 between BANKS and BORROWER (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the (“AGREEMENT”).  The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this REVOLVING PROMISSORY NOTE by reference.  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT.  If the maturity date of this REVOLVING PROMISSORY NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity.  The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur.  No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy.  Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT.  BANK may rescind any acceleration of this REVOLVING PROMISSORY NOTE without in any way waiving or affecting any acceleration of this REVOLVING PROMISSORY NOTE in the future as a consequence of an EVENT OF DEFAULT.  BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this REVOLVING PROMISSORY NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this REVOLVING PROMISSORY NOTE.  Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.

All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the Note Date set forth above.

HIGHWATER ETHANOL, LLC, a Minnesota
limited liability company

By:
Title:

3

EXHIBIT F

Real Estate Description

PARCEL I (PROJECT SITE)

TRACT A:  That part of the Southwest Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad.

Excepting therefrom that part of said Tract A which lies northwesterly of “Line 1” described below, southerly of a line run parallel with and distant 50 feet southerly of “Line 2” described below, and easterly of the easterly right-of-way line of Township Road T-190, as now located and established, said exception containing 0.20 acres more or less.

“Line 1”:  Beginning at the intersection of the easterly right-of-way line of said township road with a line run parallel with and distant 180 feet southerly of “Line 2” described below; thence northeasterly to a point distant 50 feet southerly (measured at right angles) of a point on said “Line 2”, distant 167.4 feet easterly of its point of beginning, and there terminating.

“Line 2”:  Beginning at a point on the west line of the Northwest Quarter of Section 21, distant 1.0 foot north of the southwest corner thereof; thence run northeasterly at an angle of 92 degrees 05 minutes 00 seconds (as measured from south to east) from said west line of 1521.8 feet; thence deflect to the right at an angle of 01 degree 03 minutes 00 seconds for 1100 feet and there terminating.

Also Excepting that part of said Tract A hereinbefore described, which lies within a distance of 35 feet southerly of a line run parallel with and distant 50 feet southerly of the following described line:  Beginning at a point on “Line 2” hereinbefore described, distant 484.4 feet westerly of its point of termination; thence easterly on said “Line 2” for 484.4 feet and there terminating; said exception containing 0.37 acres more or less.

Subject to Township Road right-of-way over the westerly 33 feet of said Southwest Quarter, also subject to Trunk Highway 14 right-of-way.

AND ALSO

PARCEL II (PROJECT SITE)

All that part of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, subject to Highway 14 right-of-way.

Excepting therefrom that part of said Southeast Quarter which lies within a distance of 35 feet southerly of the following described line:  Beginning at a point on the westerly boundary of said

Southeast Quarter, distant 40 feet southerly of the northwest corner thereof; thence run easterly for 345.6 feet along a line that intersects the easterly boundary of the Southeast Quarter of said Section 21, distant 64.4 feet southerly of the northeast corner thereof and there terminating.

Also Excepting therefrom that part of the Northeast Quarter of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, described as follows:  Commencing at the northeast corner of said Southeast Quarter; thence southerly on a Minnesota State Plane Grid Azimuth from north of 181 degrees 50 minutes 35 seconds along the east line of said Southeast Quarter 102.21 feet; thence westerly 270 degrees 48 minutes 42 seconds azimuth 665.31 feet to the point of beginning; thence continue westerly 270 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence southerly 180 degrees 48 minutes 42 seconds azimuth 200.00 feet; thence easterly 90 degrees 48 minutes 42 seconds azimuth 400.00 feet; thence northerly 00 degrees 48 minutes 42 seconds azimuth 200.00 feet to the point of beginning.

Containing 0.27 acres, more or less.

AND ALSO

PARCEL III (LAMBERTON ECONOMIC DEVELOPMENT AUTHORITY PARCEL)

That part of the South Half (S½) of Section Twenty-two (22), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying northerly of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, and southerly of the following described line:  Commencing at a point on the west line of the Southwest Quarter (SW¼) of said Section Twenty-two (22) where said line intersects the northerly right-of-way line of the Dakota Minnesota and Eastern Railroad, said right-of-way line being 50 feet northerly of and parallel with the center line of the tracks; thence northerly along said west line on an assumed azimuth of 01 degrees 50 minutes 35 seconds 145.69 feet to the point of beginning of the line to be described; thence easterly 84 degrees 21 minutes 14 seconds azimuth 388.43 feet; thence 85 degrees 21 minutes 11 seconds azimuth 900.66 feet; thence easterly 83 degrees 46 minutes 16 seconds azimuth 896.53 feet; thence easterly 81 degrees 30 minutes 37 seconds azimuth 193.47 feet; thence easterly 78 degrees 15 minutes 04 seconds 396.89 feet; thence easterly 80 degrees 37 minutes 13 seconds 299.78 feet; thence easterly 77 degrees 40 minutes 49 seconds 199.61 feet; thence easterly 80 degrees 37 minutes 44 seconds azimuth 200.67 feet; thence easterly 77 degrees 47 minutes 42 seconds azimuth 316.70 feet to the southerly right-of-way line of Trunk Highway No. 14; thence easterly 90 degrees 48 minutes 42 seconds azimuth along said southerly right-of-way line 619.24 feet to its intersection with said northerly right-of-way line of said Dakota Minnesota and Eastern Railroad and there terminating.

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AND ALSO

PARCEL IV (ERICKSON WELL SITE PARCEL)

The East 2040.20 feet of the North 128.10 feet of the Northwest Quarter of Section 14, Township 108 North, Range 37 West, Cottonwood County, Minnesota.  Said tract subject to a 33.00 foot township road right-of-way easement.  Said tract contains 6.00 acres more or less, including 1.55 acres of township road right-of-way.

AND ALSO

PARCEL V (GEIS WELL SITE PARCEL)

The East 1188.00 feet of the South 220.00 feet of the Southeast Quarter of the Southwest Quarter of Section 29, Township 109 North, Range 37 West, Redwood County, Minnesota.  Said tract subject to a 33.00 foot township road right-of-way easement.  Said tract contains 6.00 acres more or less, containing 0.90 acres of township road right-of-way.

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EXHIBIT G

Total Project Cost Statement

EXHIBIT H

BANKS’ COMMITMENTS

BANK	CONSTRUCTION LOAN/TERM LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT, CONSTRUCTION LOAN/ TERM LOANS AND REVOLVING LOANS

AgStar Financial Services, PCA	$10,000,000.00	N/A	$10,000,000.00
United FCS	$2,000,000.00	N/A	$2,000,000.00
First Bank & Trust	$9,000,000.00	$1,000,000.00	$10,000,000.00
Granite Falls Bank	$500,000.00	N/A	$500,000.00
Heritage Bank	$1,000,000.00	N/A	$1,000,000.00
Deere Credit, Inc.	$13,646,000.00	$1,354,000.00	$15,000,000.00
First National Bank of Omaha	$14,254,000.00	$2,646,000.00	$16,900,000.00

Totals	$50,400,000.00	$5,000,000.00	$55,400,000.00

EXHIBIT I

PERMITS

1.                                       Construction Air Permit – NSPS Source

2.                                       Above Ground Storage Tank Permit

3.                                       National Pollution Discharge Elimination System Permit, consisting of:

•                                          Storm Water Pollution Prevention Plan for Construction

•                                          NPDES/SDS General Permit for Discharge

•                                          Storm Water Pollution Prevention Plan for Industrial

•                                          Discharge of Process, Non-contact Water (cooling water)

•                                          Industrial Wastewater Treatment Pond Permit

•                                          NPDES/SDS General Permit MNG420000 (Minnesota River Basin General Phosphorous Permit Phase I)

4.                                       Building Permits

•                                          State

•                                          County

•                                          Mechanical

•                                          Electrical

•                                          Structures

5.                                       Fire Protection Permit

6.                                       Septic Tank and Drain Field Permit

7.                                       Railroad Permit/Approval

8.                                       Approval for Access to County Road/Highway Access Permit

9.                                       Water Permits

•                                          Water Appropriations Permit

•                                          Potable Water

10.                                 Water Treatment Discharge Permit from the State of Minnesota

11.                                 Tobacco Trade Bureau Permit

12.                                 Archeological Survey

13.                                 Risk Management Plan

14.                                 Spill Prevention, Control and Countermeasure Plan

15.           Operations Permit

16.                                   Section 401 Water Quality Certification of USACE Section 10 Permit

17.                                   DNR Water Appropriations Permit

18.                                   DNR General Permit 97-0005 for Temporary Water Appropriation (if required)

19.                                   DNR Utility Crossing License

20.                                   US Army Corps of Engineers Section 10 Rivers and Harbors Act Permit for Work in Navigable Waters

21.                                   MN DOT Utility Permit on Trunk Highway 14 Right of Way

22.                                   SHPO Concurrence on Findings of Cultural Resource Impacts

23.                                   Cottonwood County Conditional Use Permit of a High Capacity Well

24.                                   Cottonwood County Utility Permit

25.                                   Redwood County Utility Permit

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EXHIBIT J

OUTSTANDING EQUITY INTERESTS

Subscription Agreements in connection with the following:

Highwater Ethanol, LLC Private Placement Memorandum dated on or about April 1, 2008

SCHEDULE “I” TO CONSTRUCTION LOAN AGREEMENT

AMORTIZATION SCHEDULE FIXED RATE LOAN – U.S. RULE (NO
COMPOUNDING), 360 DAY YEAR

Principal Payment

1	$144,906.00
2	$144,906.00
3	$144,906.00
4	$144,906.00
5	$144,906.00
6	$144,906.00
7	$144,906.00
8	$144,906.00
9	$144,906.00
10	$144,906.00
11	$144,906.00
12	$144,906.00
13	$156,506.00
14	$156,506.00
15	$156,506.00
16	$156,506.00
17	$156,506.00
18	$156,506.00
19	$156,506.00
20	$156,506.00
21	$156,506.00
22	$156,506.00
23	$156,506.00
24	$156,506.00
25	$168,671.00
26	$168,671.00
27	$168,671.00
28	$168,671.00
29	$168,671.00
30	$168,671.00
31	$168,671.00
32	$168,671.00
33	$168,671.00
34	$168,671.00
35	$168,671.00
36	$168,671.00
37	$182,538.00
38	$182,538.00
39	$182,538.00
40	$182,538.00
41	$182,538.00
42	$182,538.00
43	$182,538.00

44	$182,538.00
45	$182,538.00
46	$182,538.00
47	$182,538.00
48	$182,538.00
49	$196,679.00
50	$196,679.00
51	$196,679.00
52	$196,679.00
53	$196,679.00
54	$196,679.00
55	$196,679.00
56	$196,679.00
57	$196,679.00
58	$196,679.00
59	$196,679.00
60	$15,205,079.00 or the outstanding principal balance plus accrued and unpaid interest

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SCHEDULE “II” TO CONSTRUCTION LOAN AGREEMENT

AMORTIZATION SCHEDULE VARIABLE RATE LOAN and LONG TERM
REVOLVING LOAN– U.S. RULE (NO COMPOUNDING), 360 DAY YEAR

Principal Payment

1	$146,922.57
2	$142,908.19
3	$148,613.25
4	$144,665.41
5	$145,537.42
6	$151,173.01
7	$147,325.93
8	$152,914.25
9	$149,135.71
10	$150,034.67
11	$164,776.16
12	$151,932.28
13	$157,398.88
14	$153,796.86
15	$159,214.19
16	$155,683.62
17	$156,622.04
18	$161,964.72
19	$158,542.41
20	$163,834.35
21	$160,485.63
22	$161,453.00
23	$175,151.66
24	$163,481.98
25	$168,643.38
26	$165,483.96
27	$170,592.46
28	$167,509.75
29	$168,519.46
30	$173,547.75
31	$170,581.37
32	$175,555.17
33	$172,667.80
34	$173,708.60
35	$186,287.96
36	$175,878.58
37	$180,712.41
38	$178,028.03
39	$182,805.07
40	$180,203.06
41	$181,289.28
42	$185,980.13
43	$183,503.10

44	$188,135.45
45	$185,743.25
46	$186,862.87
47	$194,823.65
48	$189,163.59
49	$193,646.37
50	$191,471.09
51	$195,892.89
52	$193,806.03
53	$194,974.25
54	$199,303.48
55	$197,350.87
56	$201,617.30
57	$199,755.76
58	$200,959.84
59	$211,050.35
60	$14,806,934.10 or the outstanding principal balance plus all accrued and unpaid interest

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